PROSPECTUS

MAY 1, 2006

FUTURITY SELECT FOUR PLUS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds").
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VPS Growth and Income Portfolio	AIM V.I. Dynamics Fund
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Small Cap Growth Fund[2]
Lord Abbett Series Fund Growth and Income Portfolio	AllianceBernstein VPS Small Cap Growth Portfolio
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Small-Cap Value Equity Funds
AIM V.I. Capital Appreciation Fund Series II Shares	SC® Oppenheimer Main Street Small Cap Fund[4]
AIM V.I. Core Equity Fund Series II Shares	Multi-Cap Equity Funds
AllianceBernstein VPS International Growth Portfolio[1]	Sun CapitalSM All Cap Fund
Fidelity VIP Overseas Portfolio, Service Class 2	Specialty Funds
Goldman Sachs VIT Structured U.S. Equity Fund[3]	AllianceBernstein VPS Global Technology Portfolio
MFS/ Sun Life Massachusetts Investors Trust - S Class	MFS/ Sun Life Utilities - S Class
Rydex VT Nova Fund	Sun Capital Real Estate Fund®
SCSM Davis Venture Value Fund	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund Series II Shares	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VPS Large Cap Growth Portfolio	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield - S Class
Stock - S Class	Low-Quality Intermediate-Term Bond Fund
Rydex VT OTC Fund	PIMCO VIT High Yield Portfolio
Mid-Cap Value Equity Funds	Money Market Fund
First Eagle VFT Overseas Variable Series	Sun Capital Money Market Fund®
Lord Abbett Series Fund Mid Cap Value Portfolio

___________________________________________

1 Formerly known as the AllianceBernstein VP Worldwide Privatization Portfolio.

2 Name change effective July 3, 2006. Formerly known as AIM V.I. Small Company Growth Fund.

3 Formerly known as the Goldman Sachs VIT CORESM U.S. Equity Fund.

4 Formerly known as the SCSM Value Small Cap Fund.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc. serving as sub-investment advisor to the AIM V.I. Dynamics Fund. AllianceBernstein L.P. advises the AllianceBernstein VPS Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Fund Trust. Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Fred Alger Management, Inc. advises the Alger American Funds. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO Portfolios. Rydex Investments advises the Rydex VT Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Oppenheimer Main Street Small Cap Fund (sub-advised by OppenheimerFunds, Inc.); and the SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund and Templeton® Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 51 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS *

PRODUCT HIGHLIGHTS *

FEES AND EXPENSES *

EXAMPLE *

CONDENSED FINANCIAL INFORMATION *

THE ANNUITY CONTRACT *

COMMUNICATING TO US ABOUT YOUR CONTRACT *

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) *

THE VARIABLE ACCOUNT *

VARIABLE ACCOUNT OPTIONS:  THE FUNDS *

THE FIXED ACCOUNT *

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS *

THE ACCUMULATION PHASE *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals not Subject to Withdrawal Charge *

Market Value Adjustment *

CONTRACT CHARGES *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Optional Living Benefit Rider *

Withdrawals Under the Optional Living Benefit Rider *

Transfers and Subsequent Purchase Payments Under the Optional Living Benefit Rider *

Revocation of the Optional Living Benefit Rider *

Renewal of the Optional Living Benefit Rider *

Your Death Under the AB Plan *

Your Death Under the WB Plan *

DEATH BENEFIT *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

THE INCOME PHASE - ANNUITY PROVISIONS *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

OTHER CONTRACT PROVISIONS *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

TAX CONSIDERATIONS *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

ADMINISTRATION OF THE CONTRACT *

DISTRIBUTION OF THE CONTRACT *

PERFORMANCE INFORMATION *

AVAILABLE INFORMATION *

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE *

STATE REGULATION *

LEGAL PROCEEDINGS *

FINANCIAL STATEMENTS *

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION *

APPENDIX A - GLOSSARY *

APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT *

APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT *

APPENDIX D - CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT *

APPENDIX E - CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT *

APPENDIX F - CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT *

APPENDIX G - CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT *

APPENDIX H - CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT *

APPENDIX I - SECURED RETURNS BENEFIT EXAMPLES *

APPENDIX J - CONDENSED FINANCIAL INFORMATION *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Four Plus Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

In addition, we deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.50% if you are age 76 or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after four years.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, we will assess an additional charge currently equal to 0.40% of the average daily value of your Contract.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns

The Secured Returns Benefit guarantees a return of your initial Purchase Payment, plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing an optional death benefit rider that is available in your state. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your Surrender Value, or your total Purchase Payments (adjusted for withdrawals), all calculated as of your Death Benefit Date. If you were 86 or older on the Open Date, the basic death benefit is equal to the Surrender Value. You must make your election on or before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other amounts are subject to the withdrawal charge. After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:
Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments): 1

Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

Maximum Fee Per Transfer (currently $0):		$152

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%3

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 504

Variable Account Annual Expenses

(as a percentage of net Variable Account assets) 5
Mortality and Expense Risks Charge:	1.50%6
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%
1

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

2

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

3

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

4

The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

5	All of the Variable Account Annual Expenses are assessed as a percentage of the average daily net Variable Account assets.

6

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%7
Maximum Charge for Optional Living Benefit Rider:	0.40%8

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.50%8

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement9	0.65%	2.74%
7	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Riders Elected	% of Average Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
8

If you elect the Optional Living Benefit Rider with the EEB Premier rider, we will assess your Contract the maximum annual charge of 0.65% of your average daily net assets. In this case, there will be no separate charge for the optional death benefit rider. If you elect the Optional Living Benefit Rider with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. In either case, we will continue to deduct this annual charge until you annuitize your Contract or your Optional Living Benefit Rider expires or is revoked (except in the state of Oregon). (See "Optional Living Benefit Rider: Secured Returns.")

9	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.65% and 1.66%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,250	$2,217	$2,647	$5,250
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$533	$1,594	$2,647	$5,250

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit riders and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that required by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:  THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a statement of additional information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns Benefit. (See "Optional Living Benefit Rider: Secured Returns.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive than the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation Program

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal Program

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program. Under this program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. The withdrawals under this program may be subject to surrender charges or a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing this option.

You may change or stop this program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges. The Withdrawal Charge scale is as follows:

Number of Account Years	Withdrawal
Since Your Issue Date	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since your Issue Date;

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%, if you are age 75 or younger on the Open Date (1.50%, if you are age 76 or older on the Open Date). If your initial Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns Benefit, we will deduct a 0.40% charge from the average daily net assets of the Variable Account.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                   *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge, and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations. These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. With Qualified Contracts used in connection with retirement plans under Section 403(b) of the Code (Tax-Sheltered Annuities) or Section 408(b) of the Code (Individual Retirement Annuities), the yearly RMD amount is generally the same for both the Qualified Contract and the retirement plan. With Qualified Contracts used in connection with retirement plans under Section 401(a) of the Code (pension and profit sharing plans) and Section 408(a) of the Code (Individual Retirement Accounts), the yearly RMD amount for the retirement plan will be the same for the Qualified Contract only if the Qualified Contract is the only asset of the plan. Because we do not know what assets are held in your retirement plan, we determine yearly RMD amounts for only this Contract ("Yearly RMD Amounts").

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your remaining GLB amount, dollar for dollar, by the amount of the withdrawal. If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce your remaining GLB amount per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider") when a Yearly RMD Amount withdrawn from your Contract exceeds your maximum WB amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I. Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Optional Living Benefit Rider.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Optional Living Benefit Rider

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge (except in Oregon). (See "Transfers and Subsequent Purchase Payments Under the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might reduce or eliminate your Secured Returns Benefits if your Account Value is less than the GLB amount. Also, in all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been reduced to zero.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I.

Transfers and Subsequent Purchase Payments Under the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be canceled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. (In Oregon, you may elect to revoke at any time.) Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Optional Living Benefit Rider

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Your Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death, or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on your Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under basic death benefit (above), or

●

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under basic death benefit (above), or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year periods certain are not available if your Account has been issued within the past 4 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer is allowed by your state after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax-sheltered annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts.  If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under any optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under any optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under any optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2003, 2004, and 2005, approximately $83,849, $18,567, and $15,043, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

--------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Futurity Select Four Plus Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant and while the Owner is still alive during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable

Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.
							Remaining
	Hypothetical	Free		Amount of			Free
	Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
	Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account	Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year	Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1	$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2	$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3	$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)4	$26,650	$ 0	$22,000	$21,000	6.00%	$ 1,260	$ 0	$ 4,650

Totals			$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650
(a)

In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)

Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)

Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

     The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

     These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

    The MVA factor       =    [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        =     (.981^ 2) -1

                                        =     .963 -1

                                        =    -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

    The MVA factor       =     [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                        =     (1.010 ^ 2) -1

                                        =     1.019 -1

                                        =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 76,500.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 57,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D -
CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E -
CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F -
CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G -
CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the Owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H -
CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I -
SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

●

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

●

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
●

On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
●	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
●	On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
●	On December 31, 2016, the remaining GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
●

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the remaining GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
●

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000).

●

Assume you make no more withdrawals or deposits and that your Account Value, on January 1, 2013 is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

●	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your remaining GLB amount is still $100,000 and your maximum WB amount is still $7,000.
●

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your remaining GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your remaining GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the remaining GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
●	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
●

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

●

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On January 1, 2004, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
●

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

●

Assume that, on January 1, 2013, your Account Value equals $0. Your remaining GLB amount will be $48,000, i.e., ($132,000 - ($10,500 x 5 years). Withdrawals will continue until the remaining GLB amount is reduced to zero. No renewal of the Secured Returns Benefit is available.

APPENDIX J -
CONDENSED FINANCIAL INFORMATION

The following information for FUTURITY SELECT FOUR PLUS should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.
Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units
AIM V.I. Capital Appreciation Fund Series 2	01	2005	9.930	10.604	5,575
AIM V.I. Capital Appreciation Fund Series 2	01	2004	9.496	9.930	5,405
AIM V.I. Capital Appreciation Fund Series 2	01	2003	7.474	9.496	2,761
AIM V.I. Capital Appreciation Fund Series 2	01	2002	10.000	7.474	481

AIM V.I. Capital Appreciation Fund Series 2	02	2005	9.874	10.524	19,534
AIM V.I. Capital Appreciation Fund Series 2	02	2004	9.462	9.874	20,577
AIM V.I. Capital Appreciation Fund Series 2	02	2003	7.462	9.462	9,831
AIM V.I. Capital Appreciation Fund Series 2	02	2002	10.000	7.462	5,391

AIM V.I. Capital Appreciation Fund Series 2	03	2005	9.860	10.503	0
AIM V.I. Capital Appreciation Fund Series 2	03	2004	9.453	9.860	0
AIM V.I. Capital Appreciation Fund Series 2	03	2003	7.459	9.453	11,602
AIM V.I. Capital Appreciation Fund Series 2	03	2002	10.000	7.459	1,841

AIM V.I. Capital Appreciation Fund Series 2	04	2005	9.819	10.443	19,027
AIM V.I. Capital Appreciation Fund Series 2	04	2004	9.428	9.819	20,885
AIM V.I. Capital Appreciation Fund Series 2	04	2003	7.451	9.428	15,355
AIM V.I. Capital Appreciation Fund Series 2	04	2002	10.000	7.451	2,337

AIM V.I. Capital Appreciation Fund Series 2	05	2005	9.805	10.423	0
AIM V.I. Capital Appreciation Fund Series 2	05	2004	9.419	9.805	0
AIM V.I. Capital Appreciation Fund Series 2	05	2003	7.448	9.419	0
AIM V.I. Capital Appreciation Fund Series 2	05	2002	10.000	7.448	0

AIM V.I. Capital Appreciation Fund Series 2	06	2005	9.763	10.363	0
AIM V.I. Capital Appreciation Fund Series 2	06	2004	9.394	9.763	0
AIM V.I. Capital Appreciation Fund Series 2	06	2003	7.439	9.394	0
AIM V.I. Capital Appreciation Fund Series 2	06	2002	10.000	7.439	0

AIM V.I. Capital Appreciation Fund Series 2	07	2005	12.236	12.981	0
AIM V.I. Capital Appreciation Fund Series 2	07	2004	11.779	12.236	0
AIM V.I. Capital Appreciation Fund Series 2	07	2003	10.000	11.779	0

AIM V.I. Capital Appreciation Fund Series 2	08	2005	12.195	12.911	0
AIM V.I. Capital Appreciation Fund Series 2	08	2004	11.763	12.195	0
AIM V.I. Capital Appreciation Fund Series 2	08	2003	10.000	11.763	0

AIM V.I. Core Equity Fund Series 2	01	2005	10.734	11.093	1,602
AIM V.I. Core Equity Fund Series 2	01	2004	10.043	10.734	1,604
AIM V.I. Core Equity Fund Series 2	01	2003	8.225	10.043	1,605
AIM V.I. Core Equity Fund Series 2	01	2002	10.000	8.225	160

AIM V.I. Core Equity Fund Series 2	02	2005	10.674	11.008	13,271
AIM V.I. Core Equity Fund Series 2	02	2004	10.007	10.674	12,267
AIM V.I. Core Equity Fund Series 2	02	2003	8.212	10.007	12,934
AIM V.I. Core Equity Fund Series 2	02	2002	10.000	8.212	4,849

AIM V.I. Core Equity Fund Series 2	03	2005	10.659	10.987	0
AIM V.I. Core Equity Fund Series 2	03	2004	9.998	10.659	0
AIM V.I. Core Equity Fund Series 2	03	2003	8.209	9.998	0
AIM V.I. Core Equity Fund Series 2	03	2002	10.000	8.209	0

AIM V.I. Core Equity Fund Series 2	04	2005	10.613	10.924	2,700
AIM V.I. Core Equity Fund Series 2	04	2004	9.971	10.613	2,725
AIM V.I. Core Equity Fund Series 2	04	2003	8.200	9.971	2,727
AIM V.I. Core Equity Fund Series 2	04	2002	10.000	8.200	1,481

AIM V.I. Core Equity Fund Series 2	05	2005	10.599	10.903	0
AIM V.I. Core Equity Fund Series 2	05	2004	9.962	10.599	0
AIM V.I. Core Equity Fund Series 2	05	2003	8.196	9.962	0
AIM V.I. Core Equity Fund Series 2	05	2002	10.000	8.196	0

AIM V.I. Core Equity Fund Series 2	06	2005	10.554	10.841	4,699
AIM V.I. Core Equity Fund Series 2	06	2004	9.936	10.554	4,699
AIM V.I. Core Equity Fund Series 2	06	2003	8.187	9.936	3,745
AIM V.I. Core Equity Fund Series 2	06	2002	10.000	8.187	0

AIM V.I. Core Equity Fund Series 2	07	2005	12.352	12.682	0
AIM V.I. Core Equity Fund Series 2	07	2004	11.635	12.352	0
AIM V.I. Core Equity Fund Series 2	07	2003	10.000	11.635	0

AIM V.I. Core Equity Fund Series 2	08	2005	12.311	12.613	0
AIM V.I. Core Equity Fund Series 2	08	2004	11.620	12.311	0
AIM V.I. Core Equity Fund Series 2	08	2003	10.000	11.620	0

AIM V.I. Dynamics Fund	01	2005	10.521	11.457	1,136
AIM V.I. Dynamics Fund	01	2004	9.438	10.521	1,155
AIM V.I. Dynamics Fund	01	2003	6.963	9.438	1,138
AIM V.I. Dynamics Fund	01	2002	10.000	6.963	0

AIM V.I. Dynamics Fund	02	2005	10.461	11.369	8,656
AIM V.I. Dynamics Fund	02	2004	9.405	10.461	5,905
AIM V.I. Dynamics Fund	02	2003	6.952	9.405	6,747
AIM V.I. Dynamics Fund	02	2002	10.000	6.952	377

AIM V.I. Dynamics Fund	03	2005	10.447	11.348	0
AIM V.I. Dynamics Fund	03	2004	9.396	10.447	0
AIM V.I. Dynamics Fund	03	2003	6.949	9.396	0
AIM V.I. Dynamics Fund	03	2002	10.000	6.949	0

AIM V.I. Dynamics Fund	04	2005	10.403	11.282	328
AIM V.I. Dynamics Fund	04	2004	9.371	10.403	330
AIM V.I. Dynamics Fund	04	2003	6.941	9.371	2,356
AIM V.I. Dynamics Fund	04	2002	10.000	6.941	334

AIM V.I. Dynamics Fund	05	2005	10.388	11.261	0
AIM V.I. Dynamics Fund	05	2004	9.362	10.388	0
AIM V.I. Dynamics Fund	05	2003	6.939	9.362	0
AIM V.I. Dynamics Fund	05	2002	10.000	6.939	0

AIM V.I. Dynamics Fund	06	2005	10.344	11.196	0
AIM V.I. Dynamics Fund	06	2004	9.337	10.344	0
AIM V.I. Dynamics Fund	06	2003	6.931	9.337	2,611
AIM V.I. Dynamics Fund	06	2002	10.000	6.931	0

AIM V.I. Dynamics Fund	07	2005	13.646	14.762	0
AIM V.I. Dynamics Fund	07	2004	12.324	13.646	0
AIM V.I. Dynamics Fund	07	2003	10.000	12.324	0

AIM V.I. Dynamics Fund	08	2005	13.600	14.683	0
AIM V.I. Dynamics Fund	08	2004	12.308	13.600	0
AIM V.I. Dynamics Fund	08	2003	10.000	12.308	0

AIM V.I. Growth Fund Series 2	01	2005	9.647	10.168	6,002
AIM V.I. Growth Fund Series 2	01	2004	9.083	9.647	5,947
AIM V.I. Growth Fund Series 2	01	2003	7.056	9.083	5,082
AIM V.I. Growth Fund Series 2	01	2002	10.000	7.056	2,735

AIM V.I. Growth Fund Series 2	02	2005	9.593	10.090	13,652
AIM V.I. Growth Fund Series 2	02	2004	9.050	9.593	14,222
AIM V.I. Growth Fund Series 2	02	2003	7.045	9.050	8,708
AIM V.I. Growth Fund Series 2	02	2002	10.000	7.045	5,198

AIM V.I. Growth Fund Series 2	03	2005	9.580	10.071	25,640
AIM V.I. Growth Fund Series 2	03	2004	9.042	9.580	25,640
AIM V.I. Growth Fund Series 2	03	2003	7.043	9.042	0
AIM V.I. Growth Fund Series 2	03	2002	10.000	7.043	0

AIM V.I. Growth Fund Series 2	04	2005	9.539	10.013	1,989
AIM V.I. Growth Fund Series 2	04	2004	9.018	9.539	3,820
AIM V.I. Growth Fund Series 2	04	2003	7.034	9.018	3,786
AIM V.I. Growth Fund Series 2	04	2002	10.000	7.034	1,148

AIM V.I. Growth Fund Series 2	05	2005	9.526	9.994	0
AIM V.I. Growth Fund Series 2	05	2004	9.010	9.526	0
AIM V.I. Growth Fund Series 2	05	2003	7.032	9.010	0
AIM V.I. Growth Fund Series 2	05	2002	10.000	7.032	0

AIM V.I. Growth Fund Series 2	06	2005	9.485	9.936	0
AIM V.I. Growth Fund Series 2	06	2004	8.986	9.485	0
AIM V.I. Growth Fund Series 2	06	2003	7.023	8.986	0
AIM V.I. Growth Fund Series 2	06	2002	10.000	7.023	0

AIM V.I. Growth Fund Series 2	07	2005	12.396	12.978	0
AIM V.I. Growth Fund Series 2	07	2004	11.749	12.396	0
AIM V.I. Growth Fund Series 2	07	2003	10.000	11.749	0

AIM V.I. Growth Fund Series 2	08	2005	12.354	12.908	0
AIM V.I. Growth Fund Series 2	08	2004	11.733	12.354	0
AIM V.I. Growth Fund Series 2	08	2003	10.000	11.733	0

AIM V.I. International Growth Fund Series 2	01	2005	12.602	14.589	10,697
AIM V.I. International Growth Fund Series 2	01	2004	10.358	12.602	10,926
AIM V.I. International Growth Fund Series 2	01	2003	8.190	10.358	5,902
AIM V.I. International Growth Fund Series 2	01	2002	10.000	8.190	1,299

AIM V.I. International Growth Fund Series 2	02	2005	12.531	14.477	12,469
AIM V.I. International Growth Fund Series 2	02	2004	10.321	12.531	13,653
AIM V.I. International Growth Fund Series 2	02	2003	8.177	10.321	13,294
AIM V.I. International Growth Fund Series 2	02	2002	10.000	8.177	0

AIM V.I. International Growth Fund Series 2	03	2005	12.514	14.450	0
AIM V.I. International Growth Fund Series 2	03	2004	10.312	12.514	0
AIM V.I. International Growth Fund Series 2	03	2003	8.174	10.312	0
AIM V.I. International Growth Fund Series 2	03	2002	10.000	8.174	0

AIM V.I. International Growth Fund Series 2	04	2005	12.461	14.367	1,862
AIM V.I. International Growth Fund Series 2	04	2004	10.284	12.461	2,036
AIM V.I. International Growth Fund Series 2	04	2003	8.164	10.284	2,121
AIM V.I. International Growth Fund Series 2	04	2002	10.000	8.164	2,163

AIM V.I. International Growth Fund Series 2	05	2005	12.443	14.339	0
AIM V.I. International Growth Fund Series 2	05	2004	10.275	12.443	0
AIM V.I. International Growth Fund Series 2	05	2003	8.161	10.275	0
AIM V.I. International Growth Fund Series 2	05	2002	10.000	8.161	0

AIM V.I. International Growth Fund Series 2	06	2005	12.390	14.257	0
AIM V.I. International Growth Fund Series 2	06	2004	10.247	12.390	0
AIM V.I. International Growth Fund Series 2	06	2003	8.152	10.247	0
AIM V.I. International Growth Fund Series 2	06	2002	10.000	8.152	0

AIM V.I. International Growth Fund Series 2	07	2005	14.906	17.142	0
AIM V.I. International Growth Fund Series 2	07	2004	12.334	14.906	0
AIM V.I. International Growth Fund Series 2	07	2003	10.000	12.334	0

AIM V.I. International Growth Fund Series 2	08	2005	14.856	17.050	0
AIM V.I. International Growth Fund Series 2	08	2004	12.317	14.856	0
AIM V.I. International Growth Fund Series 2	08	2003	10.000	12.317	0

AIM V.I. Premier Equity Fund Series 2	01	2005	9.062	9.391	20
AIM V.I. Premier Equity Fund Series 2	01	2004	8.735	9.062	20
AIM V.I. Premier Equity Fund Series 2	01	2003	7.115	8.735	21
AIM V.I. Premier Equity Fund Series 2	01	2002	10.000	7.115	0

AIM V.I. Premier Equity Fund Series 2	02	2005	9.011	9.319	4,292
AIM V.I. Premier Equity Fund Series 2	02	2004	8.704	9.011	4,602
AIM V.I. Premier Equity Fund Series 2	02	2003	7.104	8.704	2,301
AIM V.I. Premier Equity Fund Series 2	02	2002	10.000	7.104	1,506

AIM V.I. Premier Equity Fund Series 2	03	2005	8.999	9.302	0
AIM V.I. Premier Equity Fund Series 2	03	2004	8.696	8.999	0
AIM V.I. Premier Equity Fund Series 2	03	2003	7.101	8.696	0
AIM V.I. Premier Equity Fund Series 2	03	2002	10.000	7.101	0

AIM V.I. Premier Equity Fund Series 2	04	2005	8.961	9.248	1,553
AIM V.I. Premier Equity Fund Series 2	04	2004	8.672	8.961	1,546
AIM V.I. Premier Equity Fund Series 2	04	2003	7.093	8.672	1,579
AIM V.I. Premier Equity Fund Series 2	04	2002	10.000	7.093	246

AIM V.I. Premier Equity Fund Series 2	05	2005	8.948	9.230	0
AIM V.I. Premier Equity Fund Series 2	05	2004	8.665	8.948	0
AIM V.I. Premier Equity Fund Series 2	05	2003	7.090	8.665	0
AIM V.I. Premier Equity Fund Series 2	05	2002	10.000	7.090	0

AIM V.I. Premier Equity Fund Series 2	06	2005	8.910	9.177	0
AIM V.I. Premier Equity Fund Series 2	06	2004	8.641	8.910	0
AIM V.I. Premier Equity Fund Series 2	06	2003	7.082	8.641	0
AIM V.I. Premier Equity Fund Series 2	06	2002	10.000	7.082	0

AIM V.I. Premier Equity Fund Series 2	07	2005	11.739	12.085	0
AIM V.I. Premier Equity Fund Series 2	07	2004	11.390	11.739	0
AIM V.I. Premier Equity Fund Series 2	07	2003	10.000	11.390	0

AIM V.I. Premier Equity Fund Series 2	08	2005	11.700	12.020	0
AIM V.I. Premier Equity Fund Series 2	08	2004	11.376	11.700	0
AIM V.I. Premier Equity Fund Series 2	08	2003	10.000	11.376	0

AIM V.I. Small Company Growth Fund	01	2005	10.830	11.204	3,063
AIM V.I. Small Company Growth Fund	01	2004	9.668	10.830	3,003
AIM V.I. Small Company Growth Fund	01	2003	7.367	9.668	2,065
AIM V.I. Small Company Growth Fund	01	2002	10.000	7.367	1,176

AIM V.I. Small Company Growth Fund	02	2005	10.769	11.119	4,167
AIM V.I. Small Company Growth Fund	02	2004	9.634	10.769	5,485
AIM V.I. Small Company Growth Fund	02	2003	7.356	9.634	5,093
AIM V.I. Small Company Growth Fund	02	2002	10.000	7.356	1,330

AIM V.I. Small Company Growth Fund	03	2005	10.754	11.098	12,307
AIM V.I. Small Company Growth Fund	03	2004	9.625	10.754	12,307
AIM V.I. Small Company Growth Fund	03	2003	7.353	9.625	0
AIM V.I. Small Company Growth Fund	03	2002	10.000	7.353	0

AIM V.I. Small Company Growth Fund	04	2005	10.708	11.034	23,330
AIM V.I. Small Company Growth Fund	04	2004	9.599	10.708	22,434
AIM V.I. Small Company Growth Fund	04	2003	7.344	9.599	18,515
AIM V.I. Small Company Growth Fund	04	2002	10.000	7.344	3,923

AIM V.I. Small Company Growth Fund	05	2005	10.693	11.013	0
AIM V.I. Small Company Growth Fund	05	2004	9.590	10.693	0
AIM V.I. Small Company Growth Fund	05	2003	7.341	9.590	0
AIM V.I. Small Company Growth Fund	05	2002	10.000	7.341	0

AIM V.I. Small Company Growth Fund	06	2005	10.648	10.949	0
AIM V.I. Small Company Growth Fund	06	2004	9.565	10.648	0
AIM V.I. Small Company Growth Fund	06	2003	7.333	9.565	0
AIM V.I. Small Company Growth Fund	06	2002	10.000	7.333	0

AIM V.I. Small Company Growth Fund	07	2005	13.760	14.142	0
AIM V.I. Small Company Growth Fund	07	2004	12.366	13.760	0
AIM V.I. Small Company Growth Fund	07	2003	10.000	12.366	0

AIM V.I. Small Company Growth Fund	08	2005	13.714	14.066	0
AIM V.I. Small Company Growth Fund	08	2004	12.350	13.714	0
AIM V.I. Small Company Growth Fund	08	2003	10.000	12.350	0

Alliance Bernstein Global Technology Portfolio	01	2005	8.901	9.074	8,220
Alliance Bernstein Global Technology Portfolio	01	2004	8.613	8.901	8,771
Alliance Bernstein Global Technology Portfolio	01	2003	6.090	8.613	8,850
Alliance Bernstein Global Technology Portfolio	01	2002	10.000	6.090	4,637

Alliance Bernstein Global Technology Portfolio	02	2005	8.851	9.005	2,870
Alliance Bernstein Global Technology Portfolio	02	2004	8.582	8.851	8,672
Alliance Bernstein Global Technology Portfolio	02	2003	6.081	8.582	28,950
Alliance Bernstein Global Technology Portfolio	02	2002	10.000	6.081	2,013

Alliance Bernstein Global Technology Portfolio	03	2005	8.839	8.988	0
Alliance Bernstein Global Technology Portfolio	03	2004	8.574	8.839	0
Alliance Bernstein Global Technology Portfolio	03	2003	6.078	8.574	0
Alliance Bernstein Global Technology Portfolio	03	2002	10.000	6.078	0

Alliance Bernstein Global Technology Portfolio	04	2005	8.801	8.936	2,576
Alliance Bernstein Global Technology Portfolio	04	2004	8.551	8.801	1,032
Alliance Bernstein Global Technology Portfolio	04	2003	6.071	8.551	1,885
Alliance Bernstein Global Technology Portfolio	04	2002	10.000	6.071	0

Alliance Bernstein Global Technology Portfolio	05	2005	8.789	8.919	0
Alliance Bernstein Global Technology Portfolio	05	2004	8.543	8.789	0
Alliance Bernstein Global Technology Portfolio	05	2003	6.069	8.543	0
Alliance Bernstein Global Technology Portfolio	05	2002	10.000	6.069	0

Alliance Bernstein Global Technology Portfolio	06	2005	8.752	8.867	0
Alliance Bernstein Global Technology Portfolio	06	2004	8.520	8.752	0
Alliance Bernstein Global Technology Portfolio	06	2003	6.062	8.520	0
Alliance Bernstein Global Technology Portfolio	06	2002	10.000	6.062	0

Alliance Bernstein Global Technology Portfolio	07	2005	12.789	12.951	0
Alliance Bernstein Global Technology Portfolio	07	2004	12.457	12.789	0
Alliance Bernstein Global Technology Portfolio	07	2003	10.000	12.457	0

Alliance Bernstein Global Technology Portfolio	08	2005	12.746	12.882	0
Alliance Bernstein Global Technology Portfolio	08	2004	12.441	12.746	0
Alliance Bernstein Global Technology Portfolio	08	2003	10.000	12.441	0

Alliance Bernstein Large Cap Growth Portfolio	01	2005	9.420	10.640	22,655
Alliance Bernstein Large Cap Growth Portfolio	01	2004	8.841	9.420	25,244
Alliance Bernstein Large Cap Growth Portfolio	01	2003	7.286	8.841	14,657
Alliance Bernstein Large Cap Growth Portfolio	01	2002	10.000	7.286	2,330

Alliance Bernstein Large Cap Growth Portfolio	02	2005	9.367	10.559	27,008
Alliance Bernstein Large Cap Growth Portfolio	02	2004	8.809	9.367	34,662
Alliance Bernstein Large Cap Growth Portfolio	02	2003	7.275	8.809	31,519
Alliance Bernstein Large Cap Growth Portfolio	02	2002	10.000	7.275	10,954

Alliance Bernstein Large Cap Growth Portfolio	03	2005	9.354	10.539	0
Alliance Bernstein Large Cap Growth Portfolio	03	2004	8.801	9.354	0
Alliance Bernstein Large Cap Growth Portfolio	03	2003	7.272	8.801	0
Alliance Bernstein Large Cap Growth Portfolio	03	2002	10.000	7.272	0

Alliance Bernstein Large Cap Growth Portfolio	04	2005	9.314	10.478	5,615
Alliance Bernstein Large Cap Growth Portfolio	04	2004	8.777	9.314	4,765
Alliance Bernstein Large Cap Growth Portfolio	04	2003	7.264	8.777	6,367
Alliance Bernstein Large Cap Growth Portfolio	04	2002	10.000	7.264	5,428

Alliance Bernstein Large Cap Growth Portfolio	05	2005	9.301	10.458	0
Alliance Bernstein Large Cap Growth Portfolio	05	2004	8.769	9.301	0
Alliance Bernstein Large Cap Growth Portfolio	05	2003	7.261	8.769	0
Alliance Bernstein Large Cap Growth Portfolio	05	2002	10.000	7.261	0

Alliance Bernstein Large Cap Growth Portfolio	06	2005	9.262	10.398	0
Alliance Bernstein Large Cap Growth Portfolio	06	2004	8.746	9.262	0
Alliance Bernstein Large Cap Growth Portfolio	06	2003	7.252	8.746	3,559
Alliance Bernstein Large Cap Growth Portfolio	06	2002	10.000	7.252	3,435

Alliance Bernstein Large Cap Growth Portfolio	07	2005	11.702	13.130	0
Alliance Bernstein Large Cap Growth Portfolio	07	2004	11.055	11.702	0
Alliance Bernstein Large Cap Growth Portfolio	07	2003	10.000	11.055	0

Alliance Bernstein Large Cap Growth Portfolio	08	2005	11.662	13.060	0
Alliance Bernstein Large Cap Growth Portfolio	08	2004	11.041	11.662	0
Alliance Bernstein Large Cap Growth Portfolio	08	2003	10.000	11.041	0

Alliance Bernstein VP Growth and Income Portfolio	01	2005	10.739	11.048	27,467
Alliance Bernstein VP Growth and Income Portfolio	01	2004	9.818	10.739	21,299
Alliance Bernstein VP Growth and Income Portfolio	01	2003	7.552	9.818	22,457
Alliance Bernstein VP Growth and Income Portfolio	01	2002	10.000	7.552	13,267

Alliance Bernstein VP Growth and Income Portfolio	02	2005	10.679	10.964	79,215
Alliance Bernstein VP Growth and Income Portfolio	02	2004	9.783	10.679	81,819
Alliance Bernstein VP Growth and Income Portfolio	02	2003	7.540	9.783	109,949
Alliance Bernstein VP Growth and Income Portfolio	02	2002	10.000	7.540	17,111

Alliance Bernstein VP Growth and Income Portfolio	03	2005	10.664	10.943	0
Alliance Bernstein VP Growth and Income Portfolio	03	2004	9.774	10.664	0
Alliance Bernstein VP Growth and Income Portfolio	03	2003	7.537	9.774	0
Alliance Bernstein VP Growth and Income Portfolio	03	2002	10.000	7.537	681

Alliance Bernstein VP Growth and Income Portfolio	04	2005	10.619	10.880	153,374
Alliance Bernstein VP Growth and Income Portfolio	04	2004	9.748	10.619	144,539
Alliance Bernstein VP Growth and Income Portfolio	04	2003	7.529	9.748	122,706
Alliance Bernstein VP Growth and Income Portfolio	04	2002	10.000	7.529	35,668

Alliance Bernstein VP Growth and Income Portfolio	05	2005	10.604	10.859	0
Alliance Bernstein VP Growth and Income Portfolio	05	2004	9.739	10.604	0
Alliance Bernstein VP Growth and Income Portfolio	05	2003	7.526	9.739	0
Alliance Bernstein VP Growth and Income Portfolio	05	2002	10.000	7.526	0

Alliance Bernstein VP Growth and Income Portfolio	06	2005	10.559	10.796	0
Alliance Bernstein VP Growth and Income Portfolio	06	2004	9.713	10.559	0
Alliance Bernstein VP Growth and Income Portfolio	06	2003	7.517	9.713	1,022
Alliance Bernstein VP Growth and Income Portfolio	06	2002	10.000	7.517	0

Alliance Bernstein VP Growth and Income Portfolio	07	2005	12.787	13.067	0
Alliance Bernstein VP Growth and Income Portfolio	07	2004	11.768	12.787	0
Alliance Bernstein VP Growth and Income Portfolio	07	2003	10.000	11.768	0

Alliance Bernstein VP Growth and Income Portfolio	08	2005	12.744	12.997	0
Alliance Bernstein VP Growth and Income Portfolio	08	2004	11.752	12.744	0
Alliance Bernstein VP Growth and Income Portfolio	08	2003	10.000	11.752	0

Alliance Bernstein VP Small Cap Growth Portfolio	01	2005	11.202	11.553	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2004	9.958	11.202	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2003	6.810	9.958	1,750
Alliance Bernstein VP Small Cap Growth Portfolio	01	2002	10.000	6.810	0

Alliance Bernstein VP Small Cap Growth Portfolio	02	2005	11.139	11.465	2,123
Alliance Bernstein VP Small Cap Growth Portfolio	02	2004	9.922	11.139	430
Alliance Bernstein VP Small Cap Growth Portfolio	02	2003	6.800	9.922	804
Alliance Bernstein VP Small Cap Growth Portfolio	02	2002	10.000	6.800	0

Alliance Bernstein VP Small Cap Growth Portfolio	03	2005	11.124	11.443	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2004	9.914	11.124	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2003	6.797	9.914	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2002	10.000	6.797	0

Alliance Bernstein VP Small Cap Growth Portfolio	04	2005	11.077	11.377	1,692
Alliance Bernstein VP Small Cap Growth Portfolio	04	2004	9.887	11.077	958
Alliance Bernstein VP Small Cap Growth Portfolio	04	2003	6.789	9.887	0
Alliance Bernstein VP Small Cap Growth Portfolio	04	2002	10.000	6.789	0

Alliance Bernstein VP Small Cap Growth Portfolio	05	2005	11.061	11.355	0
Alliance Bernstein VP Small Cap Growth Portfolio	05	2004	9.878	11.061	0
Alliance Bernstein VP Small Cap Growth Portfolio	05	2003	6.786	9.878	0
Alliance Bernstein VP Small Cap Growth Portfolio	05	2002	10.000	6.786	0

Alliance Bernstein VP Small Cap Growth Portfolio	06	2005	11.014	11.290	5,527
Alliance Bernstein VP Small Cap Growth Portfolio	06	2004	9.851	11.014	6,478
Alliance Bernstein VP Small Cap Growth Portfolio	06	2003	6.778	9.851	6,118
Alliance Bernstein VP Small Cap Growth Portfolio	06	2002	10.000	6.778	0

Alliance Bernstein VP Small Cap Growth Portfolio	07	2005	14.897	15.263	0
Alliance Bernstein VP Small Cap Growth Portfolio	07	2004	13.331	14.897	0
Alliance Bernstein VP Small Cap Growth Portfolio	07	2003	10.000	13.331	0

Alliance Bernstein VP Small Cap Growth Portfolio	08	2005	14.847	15.181	0
Alliance Bernstein VP Small Cap Growth Portfolio	08	2004	13.314	14.847	0
Alliance Bernstein VP Small Cap Growth Portfolio	08	2003	10.000	13.314	0

Alliance Bernstein VP Worldwide Privatization Portfolio	01	2005	15.360	18.212	1,431
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2004	12.598	15.360	1,133
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2003	8.953	12.598	287
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2002	10.000	8.953	356

Alliance Bernstein VP Worldwide Privatization Portfolio	02	2005	15.274	18.073	75,746
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2004	12.553	15.274	29,891
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2003	8.939	12.553	18,775
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2002	10.000	8.939	10,905

Alliance Bernstein VP Worldwide Privatization Portfolio	03	2005	15.252	18.038	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2004	12.542	15.252	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2003	8.936	12.542	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2002	10.000	8.936	0

Alliance Bernstein VP Worldwide Privatization Portfolio	04	2005	15.188	17.935	31,747
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2004	12.508	15.188	22,232
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2003	8.925	12.508	18,826
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2002	10.000	8.925	141

Alliance Bernstein VP Worldwide Privatization Portfolio	05	2005	15.166	17.900	0
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2004	12.497	15.166	0
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2003	8.922	12.497	0
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2002	10.000	8.922	0

Alliance Bernstein VP Worldwide Privatization Portfolio	06	2005	15.102	17.797	2,329
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2004	12.463	15.102	0
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2003	8.911	12.463	0
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2002	10.000	8.911	0

Alliance Bernstein VP Worldwide Privatization Portfolio	07	2005	16.197	19.078	0
Alliance Bernstein VP Worldwide Privatization Portfolio	07	2004	13.374	16.197	0
Alliance Bernstein VP Worldwide Privatization Portfolio	07	2003	10.000	13.374	0

Alliance Bernstein VP Worldwide Privatization Portfolio	08	2005	16.143	18.976	0
Alliance Bernstein VP Worldwide Privatization Portfolio	08	2004	13.356	16.143	0
Alliance Bernstein VP Worldwide Privatization Portfolio	08	2003	10.000	13.356	0

Fidelity VIP Contrafund Portfolio	01	2005	12.394	14.219	34,578
Fidelity VIP Contrafund Portfolio	01	2004	10.943	12.394	34,317
Fidelity VIP Contrafund Portfolio	01	2003	8.680	10.943	25,061
Fidelity VIP Contrafund Portfolio	01	2002	10.000	8.680	14,739

Fidelity VIP Contrafund Portfolio	02	2005	12.324	14.111	156,628
Fidelity VIP Contrafund Portfolio	02	2004	10.904	12.324	138,851
Fidelity VIP Contrafund Portfolio	02	2003	8.666	10.904	120,766
Fidelity VIP Contrafund Portfolio	02	2002	10.000	8.666	30,526

Fidelity VIP Contrafund Portfolio	03	2005	12.307	14.084	0
Fidelity VIP Contrafund Portfolio	03	2004	10.895	12.307	0
Fidelity VIP Contrafund Portfolio	03	2003	8.663	10.895	0
Fidelity VIP Contrafund Portfolio	03	2002	10.000	8.663	0

Fidelity VIP Contrafund Portfolio	04	2005	12.255	14.003	106,955
Fidelity VIP Contrafund Portfolio	04	2004	10.865	12.255	111,082
Fidelity VIP Contrafund Portfolio	04	2003	8.653	10.865	82,166
Fidelity VIP Contrafund Portfolio	04	2002	10.000	8.653	16,392

Fidelity VIP Contrafund Portfolio	05	2005	12.238	13.976	0
Fidelity VIP Contrafund Portfolio	05	2004	10.855	12.238	0
Fidelity VIP Contrafund Portfolio	05	2003	8.649	10.855	0
Fidelity VIP Contrafund Portfolio	05	2002	10.000	8.649	0

Fidelity VIP Contrafund Portfolio	06	2005	12.186	13.896	7,517
Fidelity VIP Contrafund Portfolio	06	2004	10.826	12.186	8,192
Fidelity VIP Contrafund Portfolio	06	2003	8.639	10.826	7,759
Fidelity VIP Contrafund Portfolio	06	2002	10.000	8.639	1,424

Fidelity VIP Contrafund Portfolio	07	2005	13.506	15.393	443
Fidelity VIP Contrafund Portfolio	07	2004	12.005	13.506	525
Fidelity VIP Contrafund Portfolio	07	2003	10.000	12.005	578

Fidelity VIP Contrafund Portfolio	08	2005	13.460	15.310	0
Fidelity VIP Contrafund Portfolio	08	2004	11.989	13.460	0
Fidelity VIP Contrafund Portfolio	08	2003	10.000	11.989	0

Fidelity VIP Growth Portfolio	01	2005	9.206	9.553	104,904
Fidelity VIP Growth Portfolio	01	2004	9.077	9.206	106,549
Fidelity VIP Growth Portfolio	01	2003	6.964	9.077	83,250
Fidelity VIP Growth Portfolio	01	2002	10.000	6.964	19,509

Fidelity VIP Growth Portfolio	02	2005	9.154	9.480	187,692
Fidelity VIP Growth Portfolio	02	2004	9.045	9.154	281,209
Fidelity VIP Growth Portfolio	02	2003	6.953	9.045	288,287
Fidelity VIP Growth Portfolio	02	2002	10.000	6.953	61,413

Fidelity VIP Growth Portfolio	03	2005	9.141	9.462	9,622
Fidelity VIP Growth Portfolio	03	2004	9.037	9.141	9,237
Fidelity VIP Growth Portfolio	03	2003	6.950	9.037	37,182
Fidelity VIP Growth Portfolio	03	2002	10.000	6.950	6,967

Fidelity VIP Growth Portfolio	04	2005	9.103	9.407	217,292
Fidelity VIP Growth Portfolio	04	2004	9.012	9.103	219,387
Fidelity VIP Growth Portfolio	04	2003	6.942	9.012	191,873
Fidelity VIP Growth Portfolio	04	2002	10.000	6.942	63,511

Fidelity VIP Growth Portfolio	05	2005	9.090	9.389	2,027
Fidelity VIP Growth Portfolio	05	2004	9.004	9.090	1,994
Fidelity VIP Growth Portfolio	05	2003	6.939	9.004	1,814
Fidelity VIP Growth Portfolio	05	2002	10.000	6.939	0

Fidelity VIP Growth Portfolio	06	2005	9.052	9.335	25,302
Fidelity VIP Growth Portfolio	06	2004	8.980	9.052	26,880
Fidelity VIP Growth Portfolio	06	2003	6.931	8.980	23,635
Fidelity VIP Growth Portfolio	06	2002	10.000	6.931	9,291

Fidelity VIP Growth Portfolio	07	2005	11.953	12.322	6,577
Fidelity VIP Growth Portfolio	07	2004	11.865	11.953	8,157
Fidelity VIP Growth Portfolio	07	2003	10.000	11.865	6,867

Fidelity VIP Growth Portfolio	08	2005	11.913	12.256	1,252
Fidelity VIP Growth Portfolio	08	2004	11.850	11.913	1,251
Fidelity VIP Growth Portfolio	08	2003	10.000	11.850	1,065

Fidelity VIP Overseas Portfolio	01	2005	12.112	14.151	6,924
Fidelity VIP Overseas Portfolio	01	2004	10.869	12.112	5,920
Fidelity VIP Overseas Portfolio	01	2003	7.726	10.869	4,019
Fidelity VIP Overseas Portfolio	01	2002	10.000	7.726	3,462

Fidelity VIP Overseas Portfolio	02	2005	12.044	14.043	11,412
Fidelity VIP Overseas Portfolio	02	2004	10.830	12.044	15,077
Fidelity VIP Overseas Portfolio	02	2003	7.714	10.830	18,692
Fidelity VIP Overseas Portfolio	02	2002	10.000	7.714	13,390

Fidelity VIP Overseas Portfolio	03	2005	12.028	14.016	0
Fidelity VIP Overseas Portfolio	03	2004	10.820	12.028	0
Fidelity VIP Overseas Portfolio	03	2003	7.711	10.820	0
Fidelity VIP Overseas Portfolio	03	2002	10.000	7.711	0

Fidelity VIP Overseas Portfolio	04	2005	11.977	13.935	9,259
Fidelity VIP Overseas Portfolio	04	2004	10.791	11.977	15,785
Fidelity VIP Overseas Portfolio	04	2003	7.702	10.791	5,416
Fidelity VIP Overseas Portfolio	04	2002	10.000	7.702	5,543

Fidelity VIP Overseas Portfolio	05	2005	11.960	13.909	0
Fidelity VIP Overseas Portfolio	05	2004	10.782	11.960	0
Fidelity VIP Overseas Portfolio	05	2003	7.699	10.782	0
Fidelity VIP Overseas Portfolio	05	2002	10.000	7.699	0

Fidelity VIP Overseas Portfolio	06	2005	11.909	13.829	0
Fidelity VIP Overseas Portfolio	06	2004	10.752	11.909	0
Fidelity VIP Overseas Portfolio	06	2003	7.690	10.752	0
Fidelity VIP Overseas Portfolio	06	2002	10.000	7.690	0

Fidelity VIP Overseas Portfolio	07	2005	15.341	17.805	0
Fidelity VIP Overseas Portfolio	07	2004	13.858	15.341	0
Fidelity VIP Overseas Portfolio	07	2003	10.000	13.858	0

Fidelity VIP Overseas Portfolio	08	2005	15.290	17.709	0
Fidelity VIP Overseas Portfolio	08	2004	13.840	15.290	0
Fidelity VIP Overseas Portfolio	08	2003	10.000	13.840	0

First Eagle VFT Overseas Variable Series	01	2005	20.737	24.772	122,103
First Eagle VFT Overseas Variable Series	01	2004	16.545	20.737	121,514
First Eagle VFT Overseas Variable Series	01	2003	11.135	16.545	111,302
First Eagle VFT Overseas Variable Series	01	2002	10.000	11.135	26,682

First Eagle VFT Overseas Variable Series	02	2005	20.642	24.608	241,986
First Eagle VFT Overseas Variable Series	02	2004	16.503	20.642	254,796
First Eagle VFT Overseas Variable Series	02	2003	11.129	16.503	199,782
First Eagle VFT Overseas Variable Series	02	2002	10.000	11.129	62,105

First Eagle VFT Overseas Variable Series	03	2005	20.618	24.568	19,322
First Eagle VFT Overseas Variable Series	03	2004	16.492	20.618	16,559
First Eagle VFT Overseas Variable Series	03	2003	11.128	16.492	14,821
First Eagle VFT Overseas Variable Series	03	2002	10.000	11.128	2,874

First Eagle VFT Overseas Variable Series	04	2005	20.547	24.446	224,406
First Eagle VFT Overseas Variable Series	04	2004	16.461	20.547	249,376
First Eagle VFT Overseas Variable Series	04	2003	11.123	16.461	250,095
First Eagle VFT Overseas Variable Series	04	2002	10.000	11.123	70,943

First Eagle VFT Overseas Variable Series	05	2005	20.523	24.405	1,811
First Eagle VFT Overseas Variable Series	05	2004	16.450	20.523	1,962
First Eagle VFT Overseas Variable Series	05	2003	11.122	16.450	2,051
First Eagle VFT Overseas Variable Series	05	2002	10.000	11.122	0

First Eagle VFT Overseas Variable Series	06	2005	20.453	24.284	26,005
First Eagle VFT Overseas Variable Series	06	2004	16.419	20.453	27,219
First Eagle VFT Overseas Variable Series	06	2003	11.118	16.419	27,639
First Eagle VFT Overseas Variable Series	06	2002	10.000	11.118	9,960

First Eagle VFT Overseas Variable Series	07	2005	16.854	20.001	9,235
First Eagle VFT Overseas Variable Series	07	2004	13.537	16.854	11,974
First Eagle VFT Overseas Variable Series	07	2003	10.000	13.537	11,950

First Eagle VFT Overseas Variable Series	08	2005	16.798	19.894	1,915
First Eagle VFT Overseas Variable Series	08	2004	13.519	16.798	1,959
First Eagle VFT Overseas Variable Series	08	2003	10.000	13.519	1,998

Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2005	11.142	11.672	2,125
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2004	9.857	11.142	2,140
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2003	7.740	9.857	2,939
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2002	10.000	7.740	1,295

Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2005	11.079	11.583	14,193
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2004	9.821	11.079	19,405
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2003	7.728	9.821	15,516
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2002	10.000	7.728	1,343

Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2005	11.064	11.561	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2004	9.813	11.064	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2003	7.725	9.813	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2002	10.000	7.725	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2005	11.017	11.495	36,841
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2004	9.786	11.017	36,978
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2003	7.716	9.786	29,564
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2002	10.000	7.716	3,165

Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2005	11.001	11.472	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2004	9.777	11.001	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2003	7.713	9.777	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2002	10.000	7.713	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2005	10.955	11.406	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2004	9.751	10.955	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2003	7.704	9.751	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2002	10.000	7.704	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	07	2005	13.498	14.047	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	07	2004	12.021	13.498	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	07	2003	10.000	12.021	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	08	2005	13.453	13.972	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	08	2004	12.005	13.453	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	08	2003	10.000	12.005	0

Goldman Sachs VIT Capital Growth Fund	01	2005	9.958	10.082	5,535
Goldman Sachs VIT Capital Growth Fund	01	2004	9.282	9.958	5,478
Goldman Sachs VIT Capital Growth Fund	01	2003	7.627	9.282	4,833
Goldman Sachs VIT Capital Growth Fund	01	2002	10.000	7.627	1,950

Goldman Sachs VIT Capital Growth Fund	02	2005	9.902	10.005	13,923
Goldman Sachs VIT Capital Growth Fund	02	2004	9.249	9.902	14,808
Goldman Sachs VIT Capital Growth Fund	02	2003	7.615	9.249	10,407
Goldman Sachs VIT Capital Growth Fund	02	2002	10.000	7.615	6,152

Goldman Sachs VIT Capital Growth Fund	03	2005	9.888	9.986	0
Goldman Sachs VIT Capital Growth Fund	03	2004	9.240	9.888	0
Goldman Sachs VIT Capital Growth Fund	03	2003	7.612	9.240	0
Goldman Sachs VIT Capital Growth Fund	03	2002	10.000	7.612	0

Goldman Sachs VIT Capital Growth Fund	04	2005	9.846	9.929	10,347
Goldman Sachs VIT Capital Growth Fund	04	2004	9.216	9.846	15,204
Goldman Sachs VIT Capital Growth Fund	04	2003	7.603	9.216	7,523
Goldman Sachs VIT Capital Growth Fund	04	2002	10.000	7.603	4,565

Goldman Sachs VIT Capital Growth Fund	05	2005	9.832	9.910	0
Goldman Sachs VIT Capital Growth Fund	05	2004	9.207	9.832	0
Goldman Sachs VIT Capital Growth Fund	05	2003	7.600	9.207	0
Goldman Sachs VIT Capital Growth Fund	05	2002	10.000	7.600	0

Goldman Sachs VIT Capital Growth Fund	06	2005	9.791	9.853	0
Goldman Sachs VIT Capital Growth Fund	06	2004	9.182	9.791	5,040
Goldman Sachs VIT Capital Growth Fund	06	2003	7.592	9.182	0
Goldman Sachs VIT Capital Growth Fund	06	2002	10.000	7.592	0

Goldman Sachs VIT Capital Growth Fund	07	2005	12.018	12.088	0
Goldman Sachs VIT Capital Growth Fund	07	2004	11.277	12.018	0
Goldman Sachs VIT Capital Growth Fund	07	2003	10.000	11.277	0

Goldman Sachs VIT Capital Growth Fund	08	2005	11.978	12.023	0
Goldman Sachs VIT Capital Growth Fund	08	2004	11.262	11.978	0
Goldman Sachs VIT Capital Growth Fund	08	2003	10.000	11.262	0

Lord Abbett Series Fund Growth and Income	01	2005	11.148	11.321	182,283
Lord Abbett Series Fund Growth and Income	01	2004	10.063	11.148	176,162
Lord Abbett Series Fund Growth and Income	01	2003	7.809	10.063	136,606
Lord Abbett Series Fund Growth and Income	01	2002	10.000	7.809	30,105

Lord Abbett Series Fund Growth and Income	02	2005	11.086	11.234	287,265
Lord Abbett Series Fund Growth and Income	02	2004	10.027	11.086	288,947
Lord Abbett Series Fund Growth and Income	02	2003	7.797	10.027	295,476
Lord Abbett Series Fund Growth and Income	02	2002	10.000	7.797	114,437

Lord Abbett Series Fund Growth and Income	03	2005	11.070	11.213	31,502
Lord Abbett Series Fund Growth and Income	03	2004	10.018	11.070	30,492
Lord Abbett Series Fund Growth and Income	03	2003	7.794	10.018	33,524
Lord Abbett Series Fund Growth and Income	03	2002	10.000	7.794	5,738

Lord Abbett Series Fund Growth and Income	04	2005	11.023	11.149	347,213
Lord Abbett Series Fund Growth and Income	04	2004	9.991	11.023	323,542
Lord Abbett Series Fund Growth and Income	04	2003	7.785	9.991	285,309
Lord Abbett Series Fund Growth and Income	04	2002	10.000	7.785	101,047

Lord Abbett Series Fund Growth and Income	05	2005	11.008	11.127	1,757
Lord Abbett Series Fund Growth and Income	05	2004	9.982	11.008	1,696
Lord Abbett Series Fund Growth and Income	05	2003	7.782	9.982	1,652
Lord Abbett Series Fund Growth and Income	05	2002	10.000	7.782	0

Lord Abbett Series Fund Growth and Income	06	2005	10.961	11.063	22,302
Lord Abbett Series Fund Growth and Income	06	2004	9.955	10.961	21,396
Lord Abbett Series Fund Growth and Income	06	2003	7.773	9.955	23,616
Lord Abbett Series Fund Growth and Income	06	2002	10.000	7.773	11,871

Lord Abbett Series Fund Growth and Income	07	2005	13.132	13.248	6,640
Lord Abbett Series Fund Growth and Income	07	2004	11.932	13.132	7,468
Lord Abbett Series Fund Growth and Income	07	2003	10.000	11.932	6,889

Lord Abbett Series Fund Growth and Income	08	2005	13.088	13.176	1,177
Lord Abbett Series Fund Growth and Income	08	2004	11.917	13.088	1,145
Lord Abbett Series Fund Growth and Income	08	2003	10.000	11.917	1,069

Lord Abbett Series Fund International	01	2005	13.686	17.045	2,487
Lord Abbett Series Fund International	01	2004	11.529	13.686	2,238
Lord Abbett Series Fund International	01	2003	8.298	11.529	2,254
Lord Abbett Series Fund International	01	2002	10.000	8.298	826

Lord Abbett Series Fund International	02	2005	13.609	16.915	4,964
Lord Abbett Series Fund International	02	2004	11.487	13.609	6,404
Lord Abbett Series Fund International	02	2003	8.285	11.487	6,199
Lord Abbett Series Fund International	02	2002	10.000	8.285	4,829

Lord Abbett Series Fund International	03	2005	13.590	16.883	6,925
Lord Abbett Series Fund International	03	2004	11.477	13.590	6,925
Lord Abbett Series Fund International	03	2003	8.282	11.477	0
Lord Abbett Series Fund International	03	2002	10.000	8.282	0

Lord Abbett Series Fund International	04	2005	13.532	16.786	9,557
Lord Abbett Series Fund International	04	2004	11.446	13.532	184
Lord Abbett Series Fund International	04	2003	8.273	11.446	202
Lord Abbett Series Fund International	04	2002	10.000	8.273	0

Lord Abbett Series Fund International	05	2005	13.513	16.754	0
Lord Abbett Series Fund International	05	2004	11.436	13.513	0
Lord Abbett Series Fund International	05	2003	8.269	11.436	0
Lord Abbett Series Fund International	05	2002	10.000	8.269	0

Lord Abbett Series Fund International	06	2005	13.456	16.657	0
Lord Abbett Series Fund International	06	2004	11.405	13.456	0
Lord Abbett Series Fund International	06	2003	8.260	11.405	0
Lord Abbett Series Fund International	06	2002	10.000	8.260	0

Lord Abbett Series Fund International	07	2005	15.302	18.933	0
Lord Abbett Series Fund International	07	2004	12.976	15.302	0
Lord Abbett Series Fund International	07	2003	10.000	12.976	0

Lord Abbett Series Fund International	08	2005	15.251	18.831	0
Lord Abbett Series Fund International	08	2004	12.959	15.251	0
Lord Abbett Series Fund International	08	2003	10.000	12.959	0

Lord Abbett Series Fund Mid Cap Value	01	2005	12.607	13.419	113,131
Lord Abbett Series Fund Mid Cap Value	01	2004	10.335	12.607	109,198
Lord Abbett Series Fund Mid Cap Value	01	2003	8.423	10.335	101,524
Lord Abbett Series Fund Mid Cap Value	01	2002	10.000	8.423	24,557

Lord Abbett Series Fund Mid Cap Value	02	2005	12.536	13.317	220,541
Lord Abbett Series Fund Mid Cap Value	02	2004	10.298	12.536	233,291
Lord Abbett Series Fund Mid Cap Value	02	2003	8.410	10.298	231,892
Lord Abbett Series Fund Mid Cap Value	02	2002	10.000	8.410	82,266

Lord Abbett Series Fund Mid Cap Value	03	2005	12.519	13.291	25,185
Lord Abbett Series Fund Mid Cap Value	03	2004	10.288	12.519	24,563
Lord Abbett Series Fund Mid Cap Value	03	2003	8.406	10.288	15,035
Lord Abbett Series Fund Mid Cap Value	03	2002	10.000	8.406	2,565

Lord Abbett Series Fund Mid Cap Value	04	2005	12.466	13.215	220,863
Lord Abbett Series Fund Mid Cap Value	04	2004	10.261	12.466	223,003
Lord Abbett Series Fund Mid Cap Value	04	2003	8.397	10.261	207,951
Lord Abbett Series Fund Mid Cap Value	04	2002	10.000	8.397	73,151

Lord Abbett Series Fund Mid Cap Value	05	2005	12.448	13.190	1,135
Lord Abbett Series Fund Mid Cap Value	05	2004	10.251	12.448	1,144
Lord Abbett Series Fund Mid Cap Value	05	2003	8.393	10.251	1,186
Lord Abbett Series Fund Mid Cap Value	05	2002	10.000	8.393	0

Lord Abbett Series Fund Mid Cap Value	06	2005	12.396	13.114	23,216
Lord Abbett Series Fund Mid Cap Value	06	2004	10.224	12.396	25,357
Lord Abbett Series Fund Mid Cap Value	06	2003	8.383	10.224	30,133
Lord Abbett Series Fund Mid Cap Value	06	2002	10.000	8.383	11,518

Lord Abbett Series Fund Mid Cap Value	07	2005	14.663	15.504	5,766
Lord Abbett Series Fund Mid Cap Value	07	2004	12.100	14.663	7,305
Lord Abbett Series Fund Mid Cap Value	07	2003	10.000	12.100	7,151

Lord Abbett Series Fund Mid Cap Value	08	2005	14.614	15.421	1,314
Lord Abbett Series Fund Mid Cap Value	08	2004	12.084	14.614	1,356
Lord Abbett Series Fund Mid Cap Value	08	2003	10.000	12.084	1,367

MFS/Sun Life Capital Appreciation Series S Class	01	2005	9.700	9.601	9,715
MFS/Sun Life Capital Appreciation Series S Class	01	2004	8.904	9.700	9,625
MFS/Sun Life Capital Appreciation Series S Class	01	2003	7.053	8.904	10,700
MFS/Sun Life Capital Appreciation Series S Class	01	2002	10.000	7.053	2,405

MFS/Sun Life Capital Appreciation Series S Class	02	2005	9.646	9.528	1,371
MFS/Sun Life Capital Appreciation Series S Class	02	2004	8.872	9.646	1,367
MFS/Sun Life Capital Appreciation Series S Class	02	2003	7.042	8.872	2,349
MFS/Sun Life Capital Appreciation Series S Class	02	2002	10.000	7.042	103

MFS/Sun Life Capital Appreciation Series S Class	03	2005	9.632	9.510	0
MFS/Sun Life Capital Appreciation Series S Class	03	2004	8.864	9.632	0
MFS/Sun Life Capital Appreciation Series S Class	03	2003	7.040	8.864	0
MFS/Sun Life Capital Appreciation Series S Class	03	2002	10.000	7.040	0

MFS/Sun Life Capital Appreciation Series S Class	04	2005	9.592	9.455	4,682
MFS/Sun Life Capital Appreciation Series S Class	04	2004	8.840	9.592	6,498
MFS/Sun Life Capital Appreciation Series S Class	04	2003	7.031	8.840	5,116
MFS/Sun Life Capital Appreciation Series S Class	04	2002	10.000	7.031	3,393

MFS/Sun Life Capital Appreciation Series S Class	05	2005	9.578	9.437	0
MFS/Sun Life Capital Appreciation Series S Class	05	2004	8.832	9.578	0
MFS/Sun Life Capital Appreciation Series S Class	05	2003	7.029	8.832	0
MFS/Sun Life Capital Appreciation Series S Class	05	2002	10.000	7.029	0

MFS/Sun Life Capital Appreciation Series S Class	06	2005	9.538	9.383	0
MFS/Sun Life Capital Appreciation Series S Class	06	2004	8.808	9.538	0
MFS/Sun Life Capital Appreciation Series S Class	06	2003	7.020	8.808	0
MFS/Sun Life Capital Appreciation Series S Class	06	2002	10.000	7.020	0

MFS/Sun Life Capital Appreciation Series S Class	07	2005	12.190	11.986	0
MFS/Sun Life Capital Appreciation Series S Class	07	2004	11.263	12.190	0
MFS/Sun Life Capital Appreciation Series S Class	07	2003	10.000	11.263	0

MFS/Sun Life Capital Appreciation Series S Class	08	2005	12.149	11.921	0
MFS/Sun Life Capital Appreciation Series S Class	08	2004	11.248	12.149	0
MFS/Sun Life Capital Appreciation Series S Class	08	2003	10.000	11.248	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	9.829	10.528	3,776
MFS/Sun Life Emerging Growth Series S Class	01	2004	8.848	9.829	3,730
MFS/Sun Life Emerging Growth Series S Class	01	2003	6.860	8.848	3,160
MFS/Sun Life Emerging Growth Series S Class	01	2002	10.000	6.860	986

MFS/Sun Life Emerging Growth Series S Class	02	2005	9.774	10.447	1,713
MFS/Sun Life Emerging Growth Series S Class	02	2004	8.816	9.774	42
MFS/Sun Life Emerging Growth Series S Class	02	2003	6.849	8.816	3,385
MFS/Sun Life Emerging Growth Series S Class	02	2002	10.000	6.849	522

MFS/Sun Life Emerging Growth Series S Class	03	2005	9.760	10.427	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	8.808	9.760	0
MFS/Sun Life Emerging Growth Series S Class	03	2003	6.847	8.808	0
MFS/Sun Life Emerging Growth Series S Class	03	2002	10.000	6.847	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	9.719	10.367	3,652
MFS/Sun Life Emerging Growth Series S Class	04	2004	8.784	9.719	3,624
MFS/Sun Life Emerging Growth Series S Class	04	2003	6.839	8.784	3,629
MFS/Sun Life Emerging Growth Series S Class	04	2002	10.000	6.839	445

MFS/Sun Life Emerging Growth Series S Class	05	2005	9.705	10.348	0
MFS/Sun Life Emerging Growth Series S Class	05	2004	8.776	9.705	0
MFS/Sun Life Emerging Growth Series S Class	05	2003	6.836	8.776	0
MFS/Sun Life Emerging Growth Series S Class	05	2002	10.000	6.836	0

MFS/Sun Life Emerging Growth Series S Class	06	2005	9.664	10.288	0
MFS/Sun Life Emerging Growth Series S Class	06	2004	8.753	9.664	0
MFS/Sun Life Emerging Growth Series S Class	06	2003	6.828	8.753	0
MFS/Sun Life Emerging Growth Series S Class	06	2002	10.000	6.828	0

MFS/Sun Life Emerging Growth Series S Class	07	2005	12.706	13.519	0
MFS/Sun Life Emerging Growth Series S Class	07	2004	11.513	12.706	0
MFS/Sun Life Emerging Growth Series S Class	07	2003	10.000	11.513	0

MFS/Sun Life Emerging Growth Series S Class	08	2005	12.663	13.446	0
MFS/Sun Life Emerging Growth Series S Class	08	2004	11.498	12.663	0
MFS/Sun Life Emerging Growth Series S Class	08	2003	10.000	11.498	0

MFS/Sun Life Government Securities Series S Class	01	2005	11.037	11.073	89,457
MFS/Sun Life Government Securities Series S Class	01	2004	10.838	11.037	105,021
MFS/Sun Life Government Securities Series S Class	01	2003	10.817	10.838	123,193
MFS/Sun Life Government Securities Series S Class	01	2002	10.000	10.817	40,350

MFS/Sun Life Government Securities Series S Class	02	2005	10.975	10.988	87,961
MFS/Sun Life Government Securities Series S Class	02	2004	10.799	10.975	98,754
MFS/Sun Life Government Securities Series S Class	02	2003	10.800	10.799	149,053
MFS/Sun Life Government Securities Series S Class	02	2002	10.000	10.800	82,235

MFS/Sun Life Government Securities Series S Class	03	2005	10.959	10.967	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.789	10.959	0
MFS/Sun Life Government Securities Series S Class	03	2003	10.796	10.789	0
MFS/Sun Life Government Securities Series S Class	03	2002	10.000	10.796	486

MFS/Sun Life Government Securities Series S Class	04	2005	10.913	10.904	49,825
MFS/Sun Life Government Securities Series S Class	04	2004	10.760	10.913	51,776
MFS/Sun Life Government Securities Series S Class	04	2003	10.784	10.760	61,780
MFS/Sun Life Government Securities Series S Class	04	2002	10.000	10.784	28,182

MFS/Sun Life Government Securities Series S Class	05	2005	10.898	10.883	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.750	10.898	0
MFS/Sun Life Government Securities Series S Class	05	2003	10.780	10.750	0
MFS/Sun Life Government Securities Series S Class	05	2002	10.000	10.780	0

MFS/Sun Life Government Securities Series S Class	06	2005	10.852	10.821	2,498
MFS/Sun Life Government Securities Series S Class	06	2004	10.721	10.852	2,368
MFS/Sun Life Government Securities Series S Class	06	2003	10.767	10.721	8,734
MFS/Sun Life Government Securities Series S Class	06	2002	10.000	10.767	8,257

MFS/Sun Life Government Securities Series S Class	07	2005	9.967	9.934	0
MFS/Sun Life Government Securities Series S Class	07	2004	9.853	9.967	0
MFS/Sun Life Government Securities Series S Class	07	2003	10.000	9.853	0

MFS/Sun Life Government Securities Series S Class	08	2005	9.934	9.880	0
MFS/Sun Life Government Securities Series S Class	08	2004	9.840	9.934	0
MFS/Sun Life Government Securities Series S Class	08	2003	10.000	9.840	0

MFS/Sun Life High Yield Series S Class	01	2005	12.852	12.885	12,547
MFS/Sun Life High Yield Series S Class	01	2004	11.948	12.852	13,361
MFS/Sun Life High Yield Series S Class	01	2003	10.023	11.948	14,610
MFS/Sun Life High Yield Series S Class	01	2002	10.000	10.023	6,686

MFS/Sun Life High Yield Series S Class	02	2005	12.780	12.786	47,228
MFS/Sun Life High Yield Series S Class	02	2004	11.906	12.780	51,832
MFS/Sun Life High Yield Series S Class	02	2003	10.007	11.906	56,124
MFS/Sun Life High Yield Series S Class	02	2002	10.000	10.007	19,315

MFS/Sun Life High Yield Series S Class	03	2005	12.762	12.762	0
MFS/Sun Life High Yield Series S Class	03	2004	11.895	12.762	0
MFS/Sun Life High Yield Series S Class	03	2003	10.004	11.895	0
MFS/Sun Life High Yield Series S Class	03	2002	10.000	10.004	0

MFS/Sun Life High Yield Series S Class	04	2005	12.708	12.689	22,042
MFS/Sun Life High Yield Series S Class	04	2004	11.863	12.708	47,187
MFS/Sun Life High Yield Series S Class	04	2003	9.992	11.863	46,690
MFS/Sun Life High Yield Series S Class	04	2002	10.000	9.992	8,328

MFS/Sun Life High Yield Series S Class	05	2005	12.690	12.664	0
MFS/Sun Life High Yield Series S Class	05	2004	11.852	12.690	0
MFS/Sun Life High Yield Series S Class	05	2003	9.988	11.852	0
MFS/Sun Life High Yield Series S Class	05	2002	10.000	9.988	0

MFS/Sun Life High Yield Series S Class	06	2005	12.636	12.592	0
MFS/Sun Life High Yield Series S Class	06	2004	11.820	12.636	792
MFS/Sun Life High Yield Series S Class	06	2003	9.976	11.820	3,403
MFS/Sun Life High Yield Series S Class	06	2002	10.000	9.976	2,564

MFS/Sun Life High Yield Series S Class	07	2005	11.656	11.609	0
MFS/Sun Life High Yield Series S Class	07	2004	10.909	11.656	0
MFS/Sun Life High Yield Series S Class	07	2003	10.000	10.909	0

MFS/Sun Life High Yield Series S Class	08	2005	11.617	11.546	0
MFS/Sun Life High Yield Series S Class	08	2004	10.895	11.617	0
MFS/Sun Life High Yield Series S Class	08	2003	10.000	10.895	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.470	9.701	16,097
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.805	9.470	15,907
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	7.288	8.805	14,862
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	10.000	7.288	8,656

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	9.417	9.627	14,746
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.774	9.417	14,738
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	7.277	8.774	48,929
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	10.000	7.277	13,801

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	9.404	9.609	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.766	9.404	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	7.274	8.766	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	10.000	7.274	688

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	9.364	9.554	52,093
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.742	9.364	53,205
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	7.265	8.742	41,551
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	10.000	7.265	11,703

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	9.351	9.535	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	8.735	9.351	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	7.263	8.735	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	10.000	7.263	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	9.311	9.480	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	8.711	9.311	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	7.254	8.711	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	10.000	7.254	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2005	11.842	12.051	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2004	11.084	11.842	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2003	10.000	11.084	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2005	11.802	11.986	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2004	11.070	11.802	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2003	10.000	11.070	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.229	10.807	3,533
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.308	10.229	5,083
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.729	9.308	3,284
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	10.000	7.729	541

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.172	10.725	14,384
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.275	10.172	12,855
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.717	9.275	13,108
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	10.000	7.717	10,389

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.157	10.704	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	9.267	10.157	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.714	9.267	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	10.000	7.714	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.114	10.643	11,244
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	9.242	10.114	11,417
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.705	9.242	9,348
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	10.000	7.705	3,308

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	10.100	10.622	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	9.233	10.100	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2003	7.702	9.233	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2002	10.000	7.702	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2005	10.057	10.561	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2004	9.208	10.057	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2003	7.693	9.208	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2002	10.000	7.693	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	07	2005	12.402	13.016	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	07	2004	11.361	12.402	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	07	2003	10.000	11.361	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	08	2005	12.360	12.946	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	08	2004	11.346	12.360	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	08	2003	10.000	11.346	0

MFS/Sun Life New Discovery Series S Class	01	2005	9.384	9.687	112,844
MFS/Sun Life New Discovery Series S Class	01	2004	8.899	9.384	115,177
MFS/Sun Life New Discovery Series S Class	01	2003	6.702	8.899	97,656
MFS/Sun Life New Discovery Series S Class	01	2002	10.000	6.702	26,301

MFS/Sun Life New Discovery Series S Class	02	2005	9.331	9.613	226,453
MFS/Sun Life New Discovery Series S Class	02	2004	8.868	9.331	243,033
MFS/Sun Life New Discovery Series S Class	02	2003	6.692	8.868	213,182
MFS/Sun Life New Discovery Series S Class	02	2002	10.000	6.692	92,792

MFS/Sun Life New Discovery Series S Class	03	2005	9.318	9.595	10,369
MFS/Sun Life New Discovery Series S Class	03	2004	8.860	9.318	10,023
MFS/Sun Life New Discovery Series S Class	03	2003	6.689	8.860	19,892
MFS/Sun Life New Discovery Series S Class	03	2002	10.000	6.689	3,656

MFS/Sun Life New Discovery Series S Class	04	2005	9.279	9.539	192,188
MFS/Sun Life New Discovery Series S Class	04	2004	8.836	9.279	208,826
MFS/Sun Life New Discovery Series S Class	04	2003	6.681	8.836	194,481
MFS/Sun Life New Discovery Series S Class	04	2002	10.000	6.681	80,926

MFS/Sun Life New Discovery Series S Class	05	2005	9.266	9.521	2,282
MFS/Sun Life New Discovery Series S Class	05	2004	8.828	9.266	2,255
MFS/Sun Life New Discovery Series S Class	05	2003	6.679	8.828	2,078
MFS/Sun Life New Discovery Series S Class	05	2002	10.000	6.679	0

MFS/Sun Life New Discovery Series S Class	06	2005	9.226	9.466	25,409
MFS/Sun Life New Discovery Series S Class	06	2004	8.804	9.226	25,823
MFS/Sun Life New Discovery Series S Class	06	2003	6.671	8.804	22,546
MFS/Sun Life New Discovery Series S Class	06	2002	10.000	6.671	9,902

MFS/Sun Life New Discovery Series S Class	07	2005	12.898	13.227	6,052
MFS/Sun Life New Discovery Series S Class	07	2004	12.314	12.898	7,649
MFS/Sun Life New Discovery Series S Class	07	2003	10.000	12.314	6,512

MFS/Sun Life New Discovery Series S Class	08	2005	12.855	13.155	1,191
MFS/Sun Life New Discovery Series S Class	08	2004	12.298	12.855	1,196
MFS/Sun Life New Discovery Series S Class	08	2003	10.000	12.298	1,037

MFS/Sun Life Total Return Series S Class	01	2005	11.325	11.452	194,532
MFS/Sun Life Total Return Series S Class	01	2004	10.361	11.325	183,945
MFS/Sun Life Total Return Series S Class	01	2003	9.017	10.361	127,753
MFS/Sun Life Total Return Series S Class	01	2002	10.000	9.017	13,226

MFS/Sun Life Total Return Series S Class	02	2005	11.261	11.364	191,449
MFS/Sun Life Total Return Series S Class	02	2004	10.324	11.261	213,512
MFS/Sun Life Total Return Series S Class	02	2003	9.003	10.324	194,186
MFS/Sun Life Total Return Series S Class	02	2002	10.000	9.003	35,156

MFS/Sun Life Total Return Series S Class	03	2005	11.246	11.343	1,259
MFS/Sun Life Total Return Series S Class	03	2004	10.314	11.246	1,259
MFS/Sun Life Total Return Series S Class	03	2003	8.999	10.314	1,259
MFS/Sun Life Total Return Series S Class	03	2002	10.000	8.999	578

MFS/Sun Life Total Return Series S Class	04	2005	11.198	11.278	104,913
MFS/Sun Life Total Return Series S Class	04	2004	10.287	11.198	132,921
MFS/Sun Life Total Return Series S Class	04	2003	8.989	10.287	102,766
MFS/Sun Life Total Return Series S Class	04	2002	10.000	8.989	35,621

MFS/Sun Life Total Return Series S Class	05	2005	11.182	11.256	0
MFS/Sun Life Total Return Series S Class	05	2004	10.277	11.182	0
MFS/Sun Life Total Return Series S Class	05	2003	8.985	10.277	0
MFS/Sun Life Total Return Series S Class	05	2002	10.000	8.985	0

MFS/Sun Life Total Return Series S Class	06	2005	11.135	11.191	27,492
MFS/Sun Life Total Return Series S Class	06	2004	10.250	11.135	27,762
MFS/Sun Life Total Return Series S Class	06	2003	8.975	10.250	7,521
MFS/Sun Life Total Return Series S Class	06	2002	10.000	8.975	0

MFS/Sun Life Total Return Series S Class	07	2005	11.930	11.984	7,135
MFS/Sun Life Total Return Series S Class	07	2004	10.987	11.930	7,140
MFS/Sun Life Total Return Series S Class	07	2003	10.000	10.987	0

MFS/Sun Life Total Return Series S Class	08	2005	11.890	11.919	0
MFS/Sun Life Total Return Series S Class	08	2004	10.973	11.890	0
MFS/Sun Life Total Return Series S Class	08	2003	10.000	10.973	0

MFS/Sun Life Utilities Series S Class	01	2005	13.589	15.634	645
MFS/Sun Life Utilities Series S Class	01	2004	10.627	13.589	503
MFS/Sun Life Utilities Series S Class	01	2003	7.944	10.627	660
MFS/Sun Life Utilities Series S Class	01	2002	10.000	7.944	157

MFS/Sun Life Utilities Series S Class	02	2005	13.513	15.514	30,293
MFS/Sun Life Utilities Series S Class	02	2004	10.589	13.513	17,220
MFS/Sun Life Utilities Series S Class	02	2003	7.931	10.589	13,391
MFS/Sun Life Utilities Series S Class	02	2002	10.000	7.931	6,498

MFS/Sun Life Utilities Series S Class	03	2005	13.494	15.485	0
MFS/Sun Life Utilities Series S Class	03	2004	10.580	13.494	0
MFS/Sun Life Utilities Series S Class	03	2003	7.928	10.580	0
MFS/Sun Life Utilities Series S Class	03	2002	10.000	7.928	0

MFS/Sun Life Utilities Series S Class	04	2005	13.437	15.396	16,104
MFS/Sun Life Utilities Series S Class	04	2004	10.551	13.437	18,654
MFS/Sun Life Utilities Series S Class	04	2003	7.919	10.551	8,833
MFS/Sun Life Utilities Series S Class	04	2002	10.000	7.919	0

MFS/Sun Life Utilities Series S Class	05	2005	13.418	15.366	0
MFS/Sun Life Utilities Series S Class	05	2004	10.542	13.418	0
MFS/Sun Life Utilities Series S Class	05	2003	7.916	10.542	0
MFS/Sun Life Utilities Series S Class	05	2002	10.000	7.916	0

MFS/Sun Life Utilities Series S Class	06	2005	13.361	15.278	2,660
MFS/Sun Life Utilities Series S Class	06	2004	10.513	13.361	0
MFS/Sun Life Utilities Series S Class	06	2003	7.907	10.513	2,965
MFS/Sun Life Utilities Series S Class	06	2002	10.000	7.907	3,227

MFS/Sun Life Utilities Series S Class	07	2005	15.213	17.386	0
MFS/Sun Life Utilities Series S Class	07	2004	11.977	15.213	0
MFS/Sun Life Utilities Series S Class	07	2003	10.000	11.977	0

MFS/Sun Life Utilities Series S Class	08	2005	15.162	17.293	0
MFS/Sun Life Utilities Series S Class	08	2004	11.961	15.162	0
MFS/Sun Life Utilities Series S Class	08	2003	10.000	11.961	0

PIMCO Emerging Markets Bond Portfolio	01	2005	16.597	18.084	83,773
PIMCO Emerging Markets Bond Portfolio	01	2004	15.052	16.597	80,418
PIMCO Emerging Markets Bond Portfolio	01	2003	11.621	15.052	66,953
PIMCO Emerging Markets Bond Portfolio	01	2002	10.000	11.621	18,017

PIMCO Emerging Markets Bond Portfolio	02	2005	16.521	17.965	137,789
PIMCO Emerging Markets Bond Portfolio	02	2004	15.013	16.521	137,686
PIMCO Emerging Markets Bond Portfolio	02	2003	11.615	15.013	123,493
PIMCO Emerging Markets Bond Portfolio	02	2002	10.000	11.615	54,500

PIMCO Emerging Markets Bond Portfolio	03	2005	16.502	17.936	5,780
PIMCO Emerging Markets Bond Portfolio	03	2004	15.004	16.502	5,352
PIMCO Emerging Markets Bond Portfolio	03	2003	11.614	15.004	4,167
PIMCO Emerging Markets Bond Portfolio	03	2002	10.000	11.614	1,411

PIMCO Emerging Markets Bond Portfolio	04	2005	16.445	17.846	113,831
PIMCO Emerging Markets Bond Portfolio	04	2004	14.975	16.445	112,469
PIMCO Emerging Markets Bond Portfolio	04	2003	11.609	14.975	111,618
PIMCO Emerging Markets Bond Portfolio	04	2002	10.000	11.609	55,049

PIMCO Emerging Markets Bond Portfolio	05	2005	16.427	17.817	1,528
PIMCO Emerging Markets Bond Portfolio	05	2004	14.966	16.427	1,522
PIMCO Emerging Markets Bond Portfolio	05	2003	11.608	14.966	1,451
PIMCO Emerging Markets Bond Portfolio	05	2002	10.000	11.608	0

PIMCO Emerging Markets Bond Portfolio	06	2005	16.370	17.728	21,208
PIMCO Emerging Markets Bond Portfolio	06	2004	14.937	16.370	20,907
PIMCO Emerging Markets Bond Portfolio	06	2003	11.603	14.937	20,126
PIMCO Emerging Markets Bond Portfolio	06	2002	10.000	11.603	13,761

PIMCO Emerging Markets Bond Portfolio	07	2005	11.636	12.595	9,955
PIMCO Emerging Markets Bond Portfolio	07	2004	10.623	11.636	11,441
PIMCO Emerging Markets Bond Portfolio	07	2003	10.000	10.623	10,424

PIMCO Emerging Markets Bond Portfolio	08	2005	11.597	12.527	1,736
PIMCO Emerging Markets Bond Portfolio	08	2004	10.609	11.597	1,762
PIMCO Emerging Markets Bond Portfolio	08	2003	10.000	10.609	1,614

PIMCO High Yield Portfolio	01	2005	14.103	14.443	113,773
PIMCO High Yield Portfolio	01	2004	13.088	14.103	108,458
PIMCO High Yield Portfolio	01	2003	10.827	13.088	89,868
PIMCO High Yield Portfolio	01	2002	10.000	10.827	16,262

PIMCO High Yield Portfolio	02	2005	14.038	14.348	199,312
PIMCO High Yield Portfolio	02	2004	13.055	14.038	195,015
PIMCO High Yield Portfolio	02	2003	10.822	13.055	173,147
PIMCO High Yield Portfolio	02	2002	10.000	10.822	48,081

PIMCO High Yield Portfolio	03	2005	14.022	14.324	9,101
PIMCO High Yield Portfolio	03	2004	13.047	14.022	7,977
PIMCO High Yield Portfolio	03	2003	10.820	13.047	5,812
PIMCO High Yield Portfolio	03	2002	10.000	10.820	1,194

PIMCO High Yield Portfolio	04	2005	13.974	14.253	166,729
PIMCO High Yield Portfolio	04	2004	13.022	13.974	171,493
PIMCO High Yield Portfolio	04	2003	10.816	13.022	164,080
PIMCO High Yield Portfolio	04	2002	10.000	10.816	51,315

PIMCO High Yield Portfolio	05	2005	13.958	14.229	1,880
PIMCO High Yield Portfolio	05	2004	13.013	13.958	1,782
PIMCO High Yield Portfolio	05	2003	10.815	13.013	1,688
PIMCO High Yield Portfolio	05	2002	10.000	10.815	0

PIMCO High Yield Portfolio	06	2005	13.910	14.159	33,639
PIMCO High Yield Portfolio	06	2004	12.989	13.910	33,354
PIMCO High Yield Portfolio	06	2003	10.811	12.989	31,231
PIMCO High Yield Portfolio	06	2002	10.000	10.811	10,383

PIMCO High Yield Portfolio	07	2005	11.515	11.715	11,622
PIMCO High Yield Portfolio	07	2004	10.758	11.515	13,394
PIMCO High Yield Portfolio	07	2003	10.000	10.758	11,915

PIMCO High Yield Portfolio	08	2005	11.477	11.652	2,229
PIMCO High Yield Portfolio	08	2004	10.744	11.477	2,121
PIMCO High Yield Portfolio	08	2003	10.000	10.744	1,907

PIMCO Real Return Portfolio	01	2005	11.555	11.603	57,200
PIMCO Real Return Portfolio	01	2004	10.787	11.555	63,844
PIMCO Real Return Portfolio	01	2003	10.076	10.787	48,525
PIMCO Real Return Portfolio	01	2002	10.000	10.076	0

PIMCO Real Return Portfolio	02	2005	11.502	11.527	42,520
PIMCO Real Return Portfolio	02	2004	10.760	11.502	32,855
PIMCO Real Return Portfolio	02	2003	10.071	10.760	35,354
PIMCO Real Return Portfolio	02	2002	10.000	10.071	6,865

PIMCO Real Return Portfolio	03	2005	11.489	11.508	0
PIMCO Real Return Portfolio	03	2004	10.753	11.489	0
PIMCO Real Return Portfolio	03	2003	10.070	10.753	0
PIMCO Real Return Portfolio	03	2002	10.000	10.070	0

PIMCO Real Return Portfolio	04	2005	11.449	11.451	23,650
PIMCO Real Return Portfolio	04	2004	10.732	11.449	21,340
PIMCO Real Return Portfolio	04	2003	10.066	10.732	8,616
PIMCO Real Return Portfolio	04	2002	10.000	10.066	0

PIMCO Real Return Portfolio	05	2005	11.436	11.432	0
PIMCO Real Return Portfolio	05	2004	10.726	11.436	0
PIMCO Real Return Portfolio	05	2003	10.065	10.726	0
PIMCO Real Return Portfolio	05	2002	10.000	10.065	0

PIMCO Real Return Portfolio	06	2005	11.397	11.375	2,376
PIMCO Real Return Portfolio	06	2004	10.705	11.397	2,258
PIMCO Real Return Portfolio	06	2003	10.061	10.705	2,301
PIMCO Real Return Portfolio	06	2002	10.000	10.061	0

PIMCO Real Return Portfolio	07	2005	10.819	10.792	0
PIMCO Real Return Portfolio	07	2004	10.167	10.819	0
PIMCO Real Return Portfolio	07	2003	10.000	10.167	0

PIMCO Real Return Portfolio	08	2005	10.782	10.734	0
PIMCO Real Return Portfolio	08	2004	10.154	10.782	0
PIMCO Real Return Portfolio	08	2003	10.000	10.154	0

PIMCO Total Return Portfolio	01	2005	10.880	10.964	224,221
PIMCO Total Return Portfolio	01	2004	10.547	10.880	218,205
PIMCO Total Return Portfolio	01	2003	10.209	10.547	195,788
PIMCO Total Return Portfolio	01	2002	10.000	10.209	35,075

PIMCO Total Return Portfolio	02	2005	10.830	10.891	485,117
PIMCO Total Return Portfolio	02	2004	10.520	10.830	486,795
PIMCO Total Return Portfolio	02	2003	10.204	10.520	436,206
PIMCO Total Return Portfolio	02	2002	10.000	10.204	221,683

PIMCO Total Return Portfolio	03	2005	10.818	10.873	11,084
PIMCO Total Return Portfolio	03	2004	10.514	10.818	9,233
PIMCO Total Return Portfolio	03	2003	10.203	10.514	6,756
PIMCO Total Return Portfolio	03	2002	10.000	10.203	1,801

PIMCO Total Return Portfolio	04	2005	10.781	10.819	297,668
PIMCO Total Return Portfolio	04	2004	10.494	10.781	318,521
PIMCO Total Return Portfolio	04	2003	10.199	10.494	290,595
PIMCO Total Return Portfolio	04	2002	10.000	10.199	100,266

PIMCO Total Return Portfolio	05	2005	10.768	10.801	2,650
PIMCO Total Return Portfolio	05	2004	10.487	10.768	2,499
PIMCO Total Return Portfolio	05	2003	10.197	10.487	2,278
PIMCO Total Return Portfolio	05	2002	10.000	10.197	0

PIMCO Total Return Portfolio	06	2005	10.731	10.748	75,348
PIMCO Total Return Portfolio	06	2004	10.467	10.731	78,478
PIMCO Total Return Portfolio	06	2003	10.193	10.467	78,530
PIMCO Total Return Portfolio	06	2002	10.000	10.193	33,742

PIMCO Total Return Portfolio	07	2005	10.216	10.227	27,705
PIMCO Total Return Portfolio	07	2004	9.970	10.216	29,976
PIMCO Total Return Portfolio	07	2003	10.000	9.970	27,188

PIMCO Total Return Portfolio	08	2005	10.182	10.171	3,069
PIMCO Total Return Portfolio	08	2004	9.957	10.182	2,860
PIMCO Total Return Portfolio	08	2003	10.000	9.957	2,448

Rydex VT Nova Fund	01	2005	9.828	10.049	0
Rydex VT Nova Fund	01	2004	8.718	9.828	0
Rydex VT Nova Fund	01	2003	6.368	8.718	0
Rydex VT Nova Fund	01	2002	10.000	6.368	0

Rydex VT Nova Fund	02	2005	9.772	9.973	12,161
Rydex VT Nova Fund	02	2004	8.687	9.772	10,234
Rydex VT Nova Fund	02	2003	6.358	8.687	10,866
Rydex VT Nova Fund	02	2002	10.000	6.358	3,945

Rydex VT Nova Fund	03	2005	9.759	9.954	0
Rydex VT Nova Fund	03	2004	8.679	9.759	0
Rydex VT Nova Fund	03	2003	6.356	8.679	0
Rydex VT Nova Fund	03	2002	10.000	6.356	0

Rydex VT Nova Fund	04	2005	9.717	9.896	305
Rydex VT Nova Fund	04	2004	8.656	9.717	306
Rydex VT Nova Fund	04	2003	6.349	8.656	307
Rydex VT Nova Fund	04	2002	10.000	6.349	19

Rydex VT Nova Fund	05	2005	9.704	9.877	0
Rydex VT Nova Fund	05	2004	8.648	9.704	0
Rydex VT Nova Fund	05	2003	6.346	8.648	0
Rydex VT Nova Fund	05	2002	10.000	6.346	0

Rydex VT Nova Fund	06	2005	9.663	9.820	0
Rydex VT Nova Fund	06	2004	8.625	9.663	0
Rydex VT Nova Fund	06	2003	6.339	8.625	0
Rydex VT Nova Fund	06	2002	10.000	6.339	0

Rydex VT Nova Fund	07	2005	14.030	14.252	0
Rydex VT Nova Fund	07	2004	12.529	14.030	0
Rydex VT Nova Fund	07	2003	10.000	12.529	0

Rydex VT Nova Fund	08	2005	13.983	14.175	0
Rydex VT Nova Fund	08	2004	12.513	13.983	0
Rydex VT Nova Fund	08	2003	10.000	12.513	0

Rydex VT OTC Fund	01	2005	10.128	10.072	0
Rydex VT OTC Fund	01	2004	9.418	10.128	268
Rydex VT OTC Fund	01	2003	6.585	9.418	125
Rydex VT OTC Fund	01	2002	10.000	6.585	0

Rydex VT OTC Fund	02	2005	10.071	9.995	9,100
Rydex VT OTC Fund	02	2004	9.384	10.071	106,024
Rydex VT OTC Fund	02	2003	6.575	9.384	128,225
Rydex VT OTC Fund	02	2002	10.000	6.575	5,465

Rydex VT OTC Fund	03	2005	10.057	9.976	0
Rydex VT OTC Fund	03	2004	9.376	10.057	0
Rydex VT OTC Fund	03	2003	6.572	9.376	0
Rydex VT OTC Fund	03	2002	10.000	6.572	0

Rydex VT OTC Fund	04	2005	10.014	9.919	0
Rydex VT OTC Fund	04	2004	9.350	10.014	215
Rydex VT OTC Fund	04	2003	6.564	9.350	433
Rydex VT OTC Fund	04	2002	10.000	6.564	0

Rydex VT OTC Fund	05	2005	10.000	9.900	0
Rydex VT OTC Fund	05	2004	9.342	10.000	0
Rydex VT OTC Fund	05	2003	6.562	9.342	0
Rydex VT OTC Fund	05	2002	10.000	6.562	0

Rydex VT OTC Fund	06	2005	9.958	9.843	0
Rydex VT OTC Fund	06	2004	9.317	9.958	0
Rydex VT OTC Fund	06	2003	6.554	9.317	0
Rydex VT OTC Fund	06	2002	10.000	6.554	0

Rydex VT OTC Fund	07	2005	13.055	12.898	0
Rydex VT OTC Fund	07	2004	12.221	13.055	0
Rydex VT OTC Fund	07	2003	10.000	12.221	0

Rydex VT OTC Fund	08	2005	13.011	12.828	0
Rydex VT OTC Fund	08	2004	12.205	13.011	0
Rydex VT OTC Fund	08	2003	10.000	12.205	0

Sun Cap Value Small Cap Portfolio	01	2005	11.831	12.140	120,411
Sun Cap Value Small Cap Portfolio	01	2004	10.157	11.831	116,730
Sun Cap Value Small Cap Portfolio	01	2003	7.292	10.157	105,221
Sun Cap Value Small Cap Portfolio	01	2002	10.000	7.292	36,401

Sun Cap Value Small Cap Portfolio	02	2005	11.764	12.047	171,444
Sun Cap Value Small Cap Portfolio	02	2004	10.121	11.764	178,560
Sun Cap Value Small Cap Portfolio	02	2003	7.281	10.121	170,061
Sun Cap Value Small Cap Portfolio	02	2002	10.000	7.281	65,644

Sun Cap Value Small Cap Portfolio	03	2005	11.748	12.024	14,736
Sun Cap Value Small Cap Portfolio	03	2004	10.112	11.748	20,108
Sun Cap Value Small Cap Portfolio	03	2003	7.278	10.112	18,147
Sun Cap Value Small Cap Portfolio	03	2002	10.000	7.278	3,370

Sun Cap Value Small Cap Portfolio	04	2005	11.698	11.955	211,865
Sun Cap Value Small Cap Portfolio	04	2004	10.085	11.698	209,767
Sun Cap Value Small Cap Portfolio	04	2003	7.270	10.085	196,506
Sun Cap Value Small Cap Portfolio	04	2002	10.000	7.270	74,182

Sun Cap Value Small Cap Portfolio	05	2005	11.681	11.932	1,914
Sun Cap Value Small Cap Portfolio	05	2004	10.076	11.681	1,863
Sun Cap Value Small Cap Portfolio	05	2003	7.267	10.076	1,849
Sun Cap Value Small Cap Portfolio	05	2002	10.000	7.267	0

Sun Cap Value Small Cap Portfolio	06	2005	11.632	11.864	21,901
Sun Cap Value Small Cap Portfolio	06	2004	10.049	11.632	24,772
Sun Cap Value Small Cap Portfolio	06	2003	7.258	10.049	20,898
Sun Cap Value Small Cap Portfolio	06	2002	10.000	7.258	9,137

Sun Cap Value Small Cap Portfolio	07	2005	15.125	15.418	5,493
Sun Cap Value Small Cap Portfolio	07	2004	13.072	15.125	6,692
Sun Cap Value Small Cap Portfolio	07	2003	10.000	13.072	6,322

Sun Cap Value Small Cap Portfolio	08	2005	15.074	15.335	1,043
Sun Cap Value Small Cap Portfolio	08	2004	13.055	15.074	1,025
Sun Cap Value Small Cap Portfolio	08	2003	10.000	13.055	982

Sun Capital All Cap Fund	01	2005	13.305	12.992	382
Sun Capital All Cap Fund	01	2004	11.238	13.305	314
Sun Capital All Cap Fund	01	2003	7.473	11.238	17
Sun Capital All Cap Fund	01	2002	10.000	7.473	0

Sun Capital All Cap Fund	02	2005	13.233	12.896	0
Sun Capital All Cap Fund	02	2004	11.199	13.233	0
Sun Capital All Cap Fund	02	2003	7.463	11.199	0
Sun Capital All Cap Fund	02	2002	10.000	7.463	0

Sun Capital All Cap Fund	03	2005	13.215	12.872	0
Sun Capital All Cap Fund	03	2004	11.190	13.215	0
Sun Capital All Cap Fund	03	2003	7.461	11.190	0
Sun Capital All Cap Fund	03	2002	10.000	7.461	0

Sun Capital All Cap Fund	04	2005	13.161	12.800	3,811
Sun Capital All Cap Fund	04	2004	11.161	13.161	3,981
Sun Capital All Cap Fund	04	2003	7.453	11.161	0
Sun Capital All Cap Fund	04	2002	10.000	7.453	0

Sun Capital All Cap Fund	05	2005	13.143	12.776	0
Sun Capital All Cap Fund	05	2004	11.152	13.143	0
Sun Capital All Cap Fund	05	2003	7.450	11.152	0
Sun Capital All Cap Fund	05	2002	10.000	7.450	0

Sun Capital All Cap Fund	06	2005	13.089	12.704	0
Sun Capital All Cap Fund	06	2004	11.123	13.089	0
Sun Capital All Cap Fund	06	2003	7.443	11.123	0
Sun Capital All Cap Fund	06	2002	10.000	7.443	0

Sun Capital All Cap Fund	07	2005	14.942	14.495	0
Sun Capital All Cap Fund	07	2004	12.705	14.942	0
Sun Capital All Cap Fund	07	2003	10.000	12.705	0

Sun Capital All Cap Fund	08	2005	14.892	14.417	0
Sun Capital All Cap Fund	08	2004	12.688	14.892	0
Sun Capital All Cap Fund	08	2003	10.000	12.688	0

Sun Capital Blue Chip Mid	01	2005	12.342	14.155	49,251
Sun Capital Blue Chip Mid	01	2004	10.805	12.342	52,178
Sun Capital Blue Chip Mid	01	2003	8.072	10.805	50,989
Sun Capital Blue Chip Mid	01	2002	10.000	8.072	13,731

Sun Capital Blue Chip Mid	02	2005	12.272	14.047	76,191
Sun Capital Blue Chip Mid	02	2004	10.766	12.272	86,804
Sun Capital Blue Chip Mid	02	2003	8.060	10.766	84,329
Sun Capital Blue Chip Mid	02	2002	10.000	8.060	38,178

Sun Capital Blue Chip Mid	03	2005	12.255	14.020	4,971
Sun Capital Blue Chip Mid	03	2004	10.756	12.255	5,483
Sun Capital Blue Chip Mid	03	2003	8.057	10.756	4,071
Sun Capital Blue Chip Mid	03	2002	10.000	8.057	938

Sun Capital Blue Chip Mid	04	2005	12.203	13.939	146,293
Sun Capital Blue Chip Mid	04	2004	10.727	12.203	154,205
Sun Capital Blue Chip Mid	04	2003	8.047	10.727	138,487
Sun Capital Blue Chip Mid	04	2002	10.000	8.047	53,401

Sun Capital Blue Chip Mid	05	2005	12.186	13.912	1,218
Sun Capital Blue Chip Mid	05	2004	10.718	12.186	1,294
Sun Capital Blue Chip Mid	05	2003	8.044	10.718	1,275
Sun Capital Blue Chip Mid	05	2002	10.000	8.044	0

Sun Capital Blue Chip Mid	06	2005	12.134	13.833	6,289
Sun Capital Blue Chip Mid	06	2004	10.689	12.134	6,951
Sun Capital Blue Chip Mid	06	2003	8.035	10.689	6,833
Sun Capital Blue Chip Mid	06	2002	10.000	8.035	5,435

Sun Capital Blue Chip Mid	07	2005	13.774	15.693	2,261
Sun Capital Blue Chip Mid	07	2004	12.139	13.774	3,199
Sun Capital Blue Chip Mid	07	2003	10.000	12.139	3,213

Sun Capital Blue Chip Mid	08	2005	13.728	15.609	146
Sun Capital Blue Chip Mid	08	2004	12.123	13.728	158
Sun Capital Blue Chip Mid	08	2003	10.000	12.123	159

Sun Capital Davis Venture Value Fund	01	2005	11.848	12.786	18,136
Sun Capital Davis Venture Value Fund	01	2004	10.713	11.848	18,495
Sun Capital Davis Venture Value Fund	01	2003	8.346	10.713	18,484
Sun Capital Davis Venture Value Fund	01	2002	10.000	8.346	11,545

Sun Capital Davis Venture Value Fund	02	2005	11.781	12.688	58,127
Sun Capital Davis Venture Value Fund	02	2004	10.674	11.781	61,697
Sun Capital Davis Venture Value Fund	02	2003	8.333	10.674	52,640
Sun Capital Davis Venture Value Fund	02	2002	10.000	8.333	20,337

Sun Capital Davis Venture Value Fund	03	2005	11.765	12.664	0
Sun Capital Davis Venture Value Fund	03	2004	10.665	11.765	0
Sun Capital Davis Venture Value Fund	03	2003	8.330	10.665	0
Sun Capital Davis Venture Value Fund	03	2002	10.000	8.330	0

Sun Capital Davis Venture Value Fund	04	2005	11.715	12.591	62,666
Sun Capital Davis Venture Value Fund	04	2004	10.636	11.715	63,191
Sun Capital Davis Venture Value Fund	04	2003	8.320	10.636	64,101
Sun Capital Davis Venture Value Fund	04	2002	10.000	8.320	37,746

Sun Capital Davis Venture Value Fund	05	2005	11.698	12.567	0
Sun Capital Davis Venture Value Fund	05	2004	10.626	11.698	0
Sun Capital Davis Venture Value Fund	05	2003	8.317	10.626	0
Sun Capital Davis Venture Value Fund	05	2002	10.000	8.317	0

Sun Capital Davis Venture Value Fund	06	2005	11.649	12.495	0
Sun Capital Davis Venture Value Fund	06	2004	10.598	11.649	0
Sun Capital Davis Venture Value Fund	06	2003	8.308	10.598	0
Sun Capital Davis Venture Value Fund	06	2002	10.000	8.308	0

Sun Capital Davis Venture Value Fund	07	2005	13.325	14.286	0
Sun Capital Davis Venture Value Fund	07	2004	12.129	13.325	0
Sun Capital Davis Venture Value Fund	07	2003	10.000	12.129	0

Sun Capital Davis Venture Value Fund	08	2005	13.280	14.209	0
Sun Capital Davis Venture Value Fund	08	2004	12.113	13.280	0
Sun Capital Davis Venture Value Fund	08	2003	10.000	12.113	0

Sun Capital Investment Grade Bond Fund	01	2005	11.716	11.749	57,870
Sun Capital Investment Grade Bond Fund	01	2004	11.194	11.716	60,538
Sun Capital Investment Grade Bond Fund	01	2003	10.380	11.194	54,988
Sun Capital Investment Grade Bond Fund	01	2002	10.000	10.380	11,539

Sun Capital Investment Grade Bond Fund	02	2005	11.650	11.659	92,202
Sun Capital Investment Grade Bond Fund	02	2004	11.154	11.650	97,052
Sun Capital Investment Grade Bond Fund	02	2003	10.364	11.154	118,142
Sun Capital Investment Grade Bond Fund	02	2002	10.000	10.364	64,397

Sun Capital Investment Grade Bond Fund	03	2005	11.633	11.637	0
Sun Capital Investment Grade Bond Fund	03	2004	11.144	11.633	0
Sun Capital Investment Grade Bond Fund	03	2003	10.360	11.144	0
Sun Capital Investment Grade Bond Fund	03	2002	10.000	10.360	0

Sun Capital Investment Grade Bond Fund	04	2005	11.584	11.570	40,538
Sun Capital Investment Grade Bond Fund	04	2004	11.114	11.584	38,702
Sun Capital Investment Grade Bond Fund	04	2003	10.348	11.114	39,282
Sun Capital Investment Grade Bond Fund	04	2002	10.000	10.348	32,071

Sun Capital Investment Grade Bond Fund	05	2005	11.568	11.548	0
Sun Capital Investment Grade Bond Fund	05	2004	11.104	11.568	0
Sun Capital Investment Grade Bond Fund	05	2003	10.344	11.104	0
Sun Capital Investment Grade Bond Fund	05	2002	10.000	10.344	0

Sun Capital Investment Grade Bond Fund	06	2005	11.519	11.482	1,667
Sun Capital Investment Grade Bond Fund	06	2004	11.074	11.519	743
Sun Capital Investment Grade Bond Fund	06	2003	10.332	11.074	0
Sun Capital Investment Grade Bond Fund	06	2002	10.000	10.332	2,292

Sun Capital Investment Grade Bond Fund	07	2005	10.607	10.568	0
Sun Capital Investment Grade Bond Fund	07	2004	10.203	10.607	0
Sun Capital Investment Grade Bond Fund	07	2003	10.000	10.203	0

Sun Capital Investment Grade Bond Fund	08	2005	10.572	10.511	0
Sun Capital Investment Grade Bond Fund	08	2004	10.189	10.572	0
Sun Capital Investment Grade Bond Fund	08	2003	10.000	10.189	0

Sun Capital Money Market Fund	01	2005	9.754	9.858	153,152
Sun Capital Money Market Fund	01	2004	9.845	9.754	179,301
Sun Capital Money Market Fund	01	2003	9.955	9.845	155,239
Sun Capital Money Market Fund	01	2002	10.000	9.955	18,572

Sun Capital Money Market Fund	02	2005	9.699	9.782	190,867
Sun Capital Money Market Fund	02	2004	9.810	9.699	269,137
Sun Capital Money Market Fund	02	2003	9.940	9.810	92,851
Sun Capital Money Market Fund	02	2002	10.000	9.940	27,220

Sun Capital Money Market Fund	03	2005	9.685	9.764	1,724
Sun Capital Money Market Fund	03	2004	9.801	9.685	1,659
Sun Capital Money Market Fund	03	2003	9.936	9.801	1,163
Sun Capital Money Market Fund	03	2002	10.000	9.936	0

Sun Capital Money Market Fund	04	2005	9.644	9.708	51,725
Sun Capital Money Market Fund	04	2004	9.775	9.644	83,990
Sun Capital Money Market Fund	04	2003	9.925	9.775	105,399
Sun Capital Money Market Fund	04	2002	10.000	9.925	28,385

Sun Capital Money Market Fund	05	2005	9.631	9.689	0
Sun Capital Money Market Fund	05	2004	9.766	9.631	0
Sun Capital Money Market Fund	05	2003	9.921	9.766	0
Sun Capital Money Market Fund	05	2002	10.000	9.921	0

Sun Capital Money Market Fund	06	2005	9.590	9.633	24,444
Sun Capital Money Market Fund	06	2004	9.739	9.590	32,796
Sun Capital Money Market Fund	06	2003	9.909	9.739	19,210
Sun Capital Money Market Fund	06	2002	10.000	9.909	882

Sun Capital Money Market Fund	07	2005	9.725	9.764	3,843
Sun Capital Money Market Fund	07	2004	9.882	9.725	7,363
Sun Capital Money Market Fund	07	2003	10.000	9.882	6,288

Sun Capital Money Market Fund	08	2005	9.693	9.712	571
Sun Capital Money Market Fund	08	2004	9.869	9.693	898
Sun Capital Money Market Fund	08	2003	10.000	9.869	730

Sun Capital Real Estate Fund	01	2005	16.765	18.083	50,864
Sun Capital Real Estate Fund	01	2004	12.786	16.765	51,449
Sun Capital Real Estate Fund	01	2003	9.563	12.786	51,923
Sun Capital Real Estate Fund	01	2002	10.000	9.563	12,437

Sun Capital Real Estate Fund	02	2005	16.670	17.945	87,594
Sun Capital Real Estate Fund	02	2004	12.740	16.670	93,893
Sun Capital Real Estate Fund	02	2003	9.548	12.740	101,324
Sun Capital Real Estate Fund	02	2002	10.000	9.548	33,379

Sun Capital Real Estate Fund	03	2005	16.647	17.911	3,916
Sun Capital Real Estate Fund	03	2004	12.729	16.647	3,750
Sun Capital Real Estate Fund	03	2003	9.544	12.729	3,200
Sun Capital Real Estate Fund	03	2002	10.000	9.544	744

Sun Capital Real Estate Fund	04	2005	16.577	17.808	96,000
Sun Capital Real Estate Fund	04	2004	12.695	16.577	98,970
Sun Capital Real Estate Fund	04	2003	9.533	12.695	109,458
Sun Capital Real Estate Fund	04	2002	10.000	9.533	48,623

Sun Capital Real Estate Fund	05	2005	16.553	17.774	864
Sun Capital Real Estate Fund	05	2004	12.683	16.553	871
Sun Capital Real Estate Fund	05	2003	9.530	12.683	951
Sun Capital Real Estate Fund	05	2002	10.000	9.530	0

Sun Capital Real Estate Fund	06	2005	16.483	17.672	14,688
Sun Capital Real Estate Fund	06	2004	12.649	16.483	15,710
Sun Capital Real Estate Fund	06	2003	9.518	12.649	22,782
Sun Capital Real Estate Fund	06	2002	10.000	9.518	11,811

Sun Capital Real Estate Fund	07	2005	15.834	16.967	3,592
Sun Capital Real Estate Fund	07	2004	12.157	15.834	4,529
Sun Capital Real Estate Fund	07	2003	10.000	12.157	4,895

Sun Capital Real Estate Fund	08	2005	15.781	16.875	660
Sun Capital Real Estate Fund	08	2004	12.141	15.781	680
Sun Capital Real Estate Fund	08	2003	10.000	12.141	742

Templeton Foreign Securities Fund Class 2	01	2005	15.834	17.157	1,935
Templeton Foreign Securities Fund Class 2	01	2004	13.583	15.834	1,799
Templeton Foreign Securities Fund Class 2	01	2003	10.446	13.583	1,333
Templeton Foreign Securities Fund Class 2	01	2002	10.000	10.446	413

Templeton Foreign Securities Fund Class 2	02	2005	15.761	17.044	17,035
Templeton Foreign Securities Fund Class 2	02	2004	13.549	15.761	17,602
Templeton Foreign Securities Fund Class 2	02	2003	10.441	13.549	14,195
Templeton Foreign Securities Fund Class 2	02	2002	10.000	10.441	5,560

Templeton Foreign Securities Fund Class 2	03	2005	15.743	17.016	0
Templeton Foreign Securities Fund Class 2	03	2004	13.540	15.743	0
Templeton Foreign Securities Fund Class 2	03	2003	10.439	13.540	0
Templeton Foreign Securities Fund Class 2	03	2002	10.000	10.439	0

Templeton Foreign Securities Fund Class 2	04	2005	15.689	16.931	1,548
Templeton Foreign Securities Fund Class 2	04	2004	13.514	15.689	1,399
Templeton Foreign Securities Fund Class 2	04	2003	10.435	13.514	145
Templeton Foreign Securities Fund Class 2	04	2002	10.000	10.435	0

Templeton Foreign Securities Fund Class 2	05	2005	15.671	16.903	0
Templeton Foreign Securities Fund Class 2	05	2004	13.506	15.671	0
Templeton Foreign Securities Fund Class 2	05	2003	10.434	13.506	0
Templeton Foreign Securities Fund Class 2	05	2002	10.000	10.434	0

Templeton Foreign Securities Fund Class 2	06	2005	15.617	16.819	0
Templeton Foreign Securities Fund Class 2	06	2004	13.480	15.617	0
Templeton Foreign Securities Fund Class 2	06	2003	10.430	13.480	0
Templeton Foreign Securities Fund Class 2	06	2002	10.000	10.430	0

Templeton Foreign Securities Fund Class 2	07	2005	14.664	15.785	0
Templeton Foreign Securities Fund Class 2	07	2004	12.664	14.664	0
Templeton Foreign Securities Fund Class 2	07	2003	10.000	12.664	0

Templeton Foreign Securities Fund Class 2	08	2005	14.615	15.700	0
Templeton Foreign Securities Fund Class 2	08	2004	12.647	14.615	0
Templeton Foreign Securities Fund Class 2	08	2003	10.000	12.647	0

Templeton Growth Securities Fund Class 2	01	2005	15.698	16.808	3,457
Templeton Growth Securities Fund Class 2	01	2004	13.757	15.698	2,999
Templeton Growth Securities Fund Class 2	01	2003	10.586	13.757	367
Templeton Growth Securities Fund Class 2	01	2002	10.000	10.586	0

Templeton Growth Securities Fund Class 2	02	2005	15.626	16.697	98,388
Templeton Growth Securities Fund Class 2	02	2004	13.722	15.626	80,499
Templeton Growth Securities Fund Class 2	02	2003	10.581	13.722	25,697
Templeton Growth Securities Fund Class 2	02	2002	10.000	10.581	0

Templeton Growth Securities Fund Class 2	03	2005	15.608	16.670	0
Templeton Growth Securities Fund Class 2	03	2004	13.714	15.608	0
Templeton Growth Securities Fund Class 2	03	2003	10.579	13.714	0
Templeton Growth Securities Fund Class 2	03	2002	10.000	10.579	0

Templeton Growth Securities Fund Class 2	04	2005	15.554	16.587	593
Templeton Growth Securities Fund Class 2	04	2004	13.687	15.554	474
Templeton Growth Securities Fund Class 2	04	2003	10.575	13.687	478
Templeton Growth Securities Fund Class 2	04	2002	10.000	10.575	0

Templeton Growth Securities Fund Class 2	05	2005	15.537	16.559	0
Templeton Growth Securities Fund Class 2	05	2004	13.679	15.537	0
Templeton Growth Securities Fund Class 2	05	2003	10.574	13.679	0
Templeton Growth Securities Fund Class 2	05	2002	10.000	10.574	0

Templeton Growth Securities Fund Class 2	06	2005	15.483	16.477	4,144
Templeton Growth Securities Fund Class 2	06	2004	13.652	15.483	4,191
Templeton Growth Securities Fund Class 2	06	2003	10.570	13.652	2,841
Templeton Growth Securities Fund Class 2	06	2002	10.000	10.570	0

Templeton Growth Securities Fund Class 2	07	2005	14.164	15.066	0
Templeton Growth Securities Fund Class 2	07	2004	12.496	14.164	0
Templeton Growth Securities Fund Class 2	07	2003	10.000	12.496	0

Templeton Growth Securities Fund Class 2	08	2005	14.117	14.985	0
Templeton Growth Securities Fund Class 2	08	2004	12.480	14.117	0
Templeton Growth Securities Fund Class 2	08	2003	10.000	12.480	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481